PAGE 1
                                                EXHIBIT 4(D)



                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES


                            ARTICLE I

                             GENERAL

       Sec. 1.1   Name and Form of Plan.  The name of the stock
bonus plan set forth herein is the "ADM Savings and Investment Plan for Hourly Employees". It is sometimes herein referred to as the "Plan". Certain provisions of the Plan as applicable to particular Participating Locations are set forth in appendices to the Plan.

       Sec. 1.2   Purpose.  The Plan has been established to
provide eligible employees of the Participating Employers with a means to adopt a regular savings program, a supplement to their retirement income, and an ownership interest in the Company.

       Sec. 1.3   Effective Date.  The "Effective Date" of the
Plan, the date as of which the Plan was established, is January 1, 1989.

       Sec. 1.4   Company.  The "Company" is
Archer-Daniels-Midland Company, a Delaware corporation, and any Successor Employer thereof.

       Sec. 1.5   Participating Employers.  The Company is a
Participating Employer in the Plan. With the consent of the Company, any other employer may also become a Participating Employer in the Plan effective as of the date specified by it in its adoption of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. The Company shall maintain a "List of Participating Employers" for the Plan indicating the date on which an employer becomes a Participating Employer and the date on which an employer ceases to be a Participating Employer.

       Sec. 1.6   Construction and Applicable Law.  The Plan is
intended to meet the requirements for qualification under section 401(a) of the Code and the requirements applicable to qualified cash or deferred arrangements under section 401(k) of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Central District of Illinois, except as otherwise provided in any trust agreement entered into with a Trustee.

       Sec. 1.7   Benefits Determined Under Provisions in Effect
at Termination of Employment. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant's Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the Termination of Employment occurred unless he or she becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof. However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.
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   PAGE 2

                           ARTICLE II

                    MISCELLANEOUS DEFINITIONS

       Sec. 2.1   Account.  "Account" means a Participant's or
Beneficiary's interest in the Fund of any of the types described in Sec. 7.1.

       Sec. 2.2   Active Participant.  An employee is an "Active
Participant" only while he or she is both a Participant and a Qualified Employee.

       Sec. 2.3   ADM Stock.  "ADM Stock" means common stock of
the Company.

       Sec. 2.4   Affiliate.  "Affiliate" means any trade or
business entity under Common Control with a Participating
Employer, or under Common Control with a Predecessor Employer while it is such.

       Sec. 2.5   Before Tax Contributions.  "Before Tax
Contributions" are amounts contributed by a Participating
Employer under Sec. 5.1 at the direction of individual
Participants.

       Sec. 2.6   Beneficiary.  "Beneficiary" means the person or
persons designated as such pursuant to the provisions of
Article VIII.

       Sec. 2.7   Board.  The "Board" is the board of directors
of the Company, and includes any executive committee thereof authorized to act for said board of directors.

       Sec. 2.8   Certified Earnings.  "Certified Earnings" of a
Participant from a Participating Employer for a Plan Year means the amount determined by the Participating Employer and reported to the Company to be the total compensation paid to the Participant by the Participating Employer during such Plan Year for service as an Active Participant, subject to the following:

       (a)Certified Earnings include bonuses and lump sum payments made in lieu of pay increases, overtime pay, vacation pay, holiday pay, and pay for jury duty.

       (b)Sick pay or short term disability pay paid directly by a Participating Employer shall be included in Certified
       Earnings.

       (c)Certified Earnings include Before Tax Contributions to this Plan and any contributions made by salary reduction to any other plan which meets the requirements of Code sections 125 or 401(k), whether or not such contributions are actually excludable from the Participant's gross income for federal income tax purposes. Certified Earnings do not include Matching Contributions to this Plan.

       (d)Allowances or reimbursements for expenses, severance pay, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan, stock options, stock appreciation rights or cash payments in lieu thereof, merchandise or service discounts, non-cash employee awards, benefits in the form of property or the use of property, earnings payable in a form other than cash, or other similar fringe benefits shall not be included in computing Certified Earnings, except as provided in subsections (b) and (c) or to the extent such amounts are required to be included in determining the employee's regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.

       (e)Code Section 401(a)(17) Limit.  Amounts in excess of
       $160,000 (or such greater amount as may be in effect under Code section 401(a)(17)) will be disregarded in determining Certified Earnings.

       Sec. 2.9   Code.  "Code" means the Internal Revenue Code
of 1986 as from time to time amended.

       Sec. 2.10 Common Control. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the first sentence of this section for purposes of Article VI, the provisions of subsections
(b) and (c) of section 414 of the Code are deemed to be modified as provided in Code section 415(h).

       Sec. 2.11   ERISA.  "ERISA" means the Employee Retirement
Income Security Act of 1974 as from time to time amended.

       Sec. 2.12  [Intentionally omitted.]

       Sec. 2.13   Fund.  "Fund" means the aggregate of assets
described in Sec. 11.1.

       Sec. 2.14    Funding Agency.  "Funding Agency" is a
trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

       Sec. 2.15    Highly Compensated Employee.  "Highly
Compensated Employee" means any individual defined as such under Code section 414(q) (for purposes of applying this definition, the Company is permitted to make any or all elections, and apply any or all options, permitted in the regulations under Code section 414(q)).

       Sec. 2.16    Leased Employee. "Leased Employee" means any
individual defined as such under Code section 414(n).
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       Sec. 2.17    Matching Contribution.  A "Matching
Contribution" is an amount contributed by a Participating
Employer under Sec. 5.2.

       Sec. 2.18    Named Fiduciary.  The Company is a "Named
Fiduciary" for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

       Sec. 2.19  Non-Highly Compensated Employee.  "Non-Highly
Compensated Employee" means an employee of the Company or an Affiliate who is not a Highly Compensated Employee.

       Sec. 2.20   Normal Retirement Age.  "Normal Retirement
Age" is age 65.

       Sec. 2.21   Participant.  A "Participant" is an individual
described as such in Article IV.

       Sec. 2.22   Participating Location.  "Participating
Location" means a location designated as such on the "List of Participating Locations" maintained by the Company with respect to an Appendix.

       Sec. 2.23   Plan Year.  A "Plan Year" is the
12-consecutive-month period commencing on January 1.

       Sec. 2.24 Predecessor Employer. A "Predecessor Employer" is any corporation, partnership, firm, or individual, an integral portion of whose assets and business has been acquired by a Participating Employer or from whose employment an integral group or unit of employees has been transferred to employment by a Participating Employer and service for which the Company grants credit for eligibility purposes under this Plan. Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury. The Company shall maintain a "List of Predecessor Employers" for the Plan, indicating the date on which the employer becomes a Predecessor Employer and the group or unit of employees with respect to which the employer is a Predecessor Employer. Prior service credit shall be granted in a manner that does not produce discrimination in favor of Highly Compensated Employees.

       Sec. 2.25 Qualified Employee. "Qualified Employee" means the following:

       (a)General Rule. Qualified Employee means an employee of the Company or an Affiliate who satisfies the following criteria:

              (i)The employee is paid on an hourly wage basis, or is paid on a regular salary basis but is classified as an hourly wage employee by the Company because the employee is a non-supervisory employee serving on a barge.

              (ii)   The employee is employed with a
           Participating Employer (while the Participating
           Employer is a Participating Employer) at a Participating Location (while the Participating
           Location is a Participating Location).

              (iii) The employee is not excluded under any one of the following categories:

                     (A)Any individual who is compensated on
               an hourly wage basis, but who is eligible to participate in the ADM Savings and Investment
               Plan.

                     (B)Any individual who is classified as a
               probationary or temporary employee by the Company.

                     (C)Any individual who is classified as an
               independent contractor by the Company (regardless of whether such individual is subsequently determined to be a common-law employee or an employee for any purpose).

                     (D)Any individual who is a citizen or
               resident of a foreign country, including any such individual who is working in the United States.

           (E)Any individual who is a Leased Employee with respect to the Company or an Affiliate or who is treated as an employee of the Company or an Affiliate under Code Sec. 414(o).

   (b)Collective Bargaining Employees. An employee who is in a collective bargaining unit is not a Qualified Employee during any period he/she is covered by a collective bargaining agreement unless that agreement expressly provides that he/she is eligible to participate in this Plan. For this purpose a collective bargaining agreement will be deemed to continue after its formal expiration and during collective bargaining negotiations until the parties have negotiated to "impasse" as determined by the Company, and thereafter the status of an employee as a Qualified Employee will be determined in accordance with the impasse proposal of the Company.

   (c)Periods of Absence/Disability. A Qualified Employee will continue as a Qualified Employee during any period of absence from active service, including a period during which the employee is receiving payments under any long-term disability program sponsored by the Company or an Affiliate, until his/her Termination of Employment.

       Sec. 2.26   Successor Employer.  A "Successor Employer" is
any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board or a duly authorized officer.

       Sec. 2.27   Top-Heavy Plan.  "Top-Heavy Plan" is defined
in Sec. 14.2(a).

       Sec. 2.28 Trustee. The "Trustee" is a trustee or trustees appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing ADM Stock and all or any part of the other assets of the Fund.

       Sec. 2.29  Valuation Date.  "Valuation Date" means each
business day.
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        PAGE 4
                           ARTICLE III

                       SERVICE PROVISIONS

       Sec. 3.1   Employment Commencement Date.  "Employment
Commencement Date" means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer. The date on which an employee first performs an Hour of Service after a 1-Year Break in Service is also an "Employment Commencement Date".

       Sec. 3.2   Termination of Employment.  The "Termination of
Employment" of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, disability, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. For purposes of this Plan, a Participant has a Termination of Employment due to disability as of the date the Participant becomes entitled to benefits on account of disability under any applicable pension or long term disability program maintained by the Participant's employer, or, if there is no such program, at the time the Participant ceases active work due to total and permanent disability. Notwithstanding the foregoing, a Termination of Employment shall be deemed not to have occurred for purposes of entitling a Participant to a distribution if the Participant has not had a "separation from service" or "disability" as defined in applicable regulations (although a distribution may be permitted under Sec. 10.11).

       Sec. 3.3   Hours of Service.  "Hours of Service" are
determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

       (a)Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers. However, no Hours of Service shall be credited with a Participating Employer or an Affiliate prior to the earliest date said entity is under Common Control with an entity which is then a Participating Employer.

       (b)For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:
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           PAGE 5
              (1) Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

              (2) Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

              (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

              (4)    Hours under this subsection shall be
           calculated and credited pursuant to section
           2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

              (5)    The Company may use any records to
           determine Hours of Service which it considers an accurate reflection of the actual facts.

       (c)For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

       (d)Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

       (e)In no event shall duplicate credit as an Hour of Service be given for the same hour.
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       PAGE 6
       (f)This subsection shall apply to an individual who has service as (i) either a common law employee or a Leased Employee of (ii) either a Participating Employer or Affiliate. For purposes of determining Hours of Service, such an individual shall be considered an employee of the Participating Employer or Affiliate during any period he or she would have been a Leased Employee of such Participating Employer or Affiliate but for the requirement that he or she must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year. If this Plan is a multiple employer plan as defined in section 2530.210 of the Department of Labor Regulations, service as a leased individual with more than one legal entity shall be aggregated only in accordance with the rules set forth in said section.

       Sec. 3.4   Eligibility Computation Period.  An employee's
first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. The second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break In Service is an Eligibility Computation Period. If subsequent to a 1-Year Break In Service the employee has another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the employee's first Employment Commencement Date.

       Sec. 3.5   Year of Eligibility Service.  A "Year of
Eligibility Service" is an Eligibility Computation Period in which an employee has at least 1000 Hours of Service.

       Sec. 3.6   1-Year Break In Service.  "1-Year Break In
Service" means a Plan Year in which the employee has 500 or fewer
Hours of Service. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

       (a)Notwithstanding the provisions of Sec. 3.3, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

       (b)For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence that started during a Plan Year beginning after 1984 (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

       Sec. 3.7   Periods of Military Service.  Notwithstanding
any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).
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                           ARTICLE IV

                       PLAN PARTICIPATION

       Sec. 4.1   Entry Date.  "Entry Date" means January 1 and
July 1 of each Plan Year.

       Sec. 4.2   Eligibility for Participation.  Eligibility to
participate in the Plan shall be determined as follows:

       (a)An employee shall become a Participant on the date the employee's workplace becomes a Participating Location, provided both of the following requirements are met:

              (1)    The employee is a Qualified Employee on
           said date.

              (2)    The employee has completed one Year of
           Eligibility Service during an Eligibility Computation
           Period that ended prior to said date.

       (b)Except as provided in subsection (a), an employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date (on or after the date the Plan becomes effective with respect to his or her Participating Location) on which both of the following requirements are met:

       (1) The employee is a Qualified Employee.

              (2)    The employee has completed one Year of
           Eligibility Service during an Eligibility Computation
           Period that ended prior to the Entry Date.

       (c)If a former Participant is reemployed and meets the requirements of subsection (b) on the date of rehire, the employee will become a Participant again on that date.

       (d)If a former employee who was not previously a Participant is reemployed as a Qualified Employee, if the employee meets the requirements of subsection (b) on the date of rehire, and if the employee would have met the requirements of subsection (b) on the immediately preceding Entry Date if he or she had been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of rehire.

       (e)If an employee of a Participating Employer or an Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee would have met the eligibility requirements of subsection (b) on the Entry Date preceding the transfer had he or she been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of transfer.




       Sec. 4.3   Duration of Participation.  A Participant shall
continue to be such until the later of:

   (a) The Participant's Termination of Employment.

       (b)The date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Fund.

       Sec. 4.4   No Guarantee of Employment.  Participation in
the Plan does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of an employee's employment.

       Sec. 4.5   Participation of U.S. Citizens Employed by
Foreign Subsidiaries. A citizen or resident of the United States who is employed by an eligible foreign subsidiary (as defined below) of a Participating Employer shall be treated as an employee of that Participating Employer for the period of his/her employment with the eligible foreign subsidiary if (i) the Participating Employer has entered into an agreement under Code section 3121(l) that applies to the eligible foreign subsidiary, and (ii) the employee does not receive contributions under any funded plan of deferred compensation with respect to remuneration received from the eligible foreign subsidiary. For purposes of this section, an "eligible foreign subsidiary" is any corporation organized outside of the United States, its territories or the District of Columbia 10% or more of the voting stock of which is owned by the Participating Employer. If this section applies to an employee, his/her compensation for purposes of the Plan shall be determined under Code section 406(b).
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        PAGE  8

                            ARTICLE V

                          CONTRIBUTIONS

       Sec. 5.1   Before Tax Contributions.  Each Active
Participant may elect to have his or her Participating Employer make Before Tax Contributions on his or her behalf, subject to the following:

       (a)The Participant may elect to have his or her current earnings reduced by any whole percent the Participant may designate, but not exceeding the percentage of Certified Earnings specified in the appendix to the Plan applicable to the Participant's Participating Location. This election may only be made pursuant to a written salary reduction agreement. The agreement shall be in such form and executed subject to such rules as the Company may prescribe. Each election shall apply only to earnings which become payable after the election is filed with the Company. Each election shall continue in effect until a new election is filed pursuant to this section.

       (b)Each Participating Employer will make a Before Tax Contribution with respect to each Participant in its employ who elects to have earnings for that period reduced pursuant to this section. The amount of the contribution, to be made in the manner described in Sec. 5.3, will be equal to the amount by which the Participant's earnings were reduced.

       (c)The salary reduction agreement may be effective as of the date on which the employee becomes a Participant or any following January 1 or July 1; provided that the employee has filed the agreement with the Company at least 15 days prior to the effective date. If an employee who becomes a Participant pursuant to Sec. 4.2(e) was an Active Participant under the ADM Savings and Investment Plan (the "Salaried Plan") immediately before becoming a Participant in this Plan, the Participant shall be deemed to have made a salary reduction agreement for purposes of this Plan identical to the agreement in effect for purposes of the Salaried Plan, unless the participant enters into a new agreement pursuant to this subsection. Notwithstanding the foregoing, an employee who becomes a Participant pursuant to Sec. 4.2(a), (c), (d), or (e) may file a salary reduction agreement with the Company during the 15-day period following the date he or she becomes a Participant, which shall be effective as of the first day of the pay period following the date the agreement is filed.

       (d)An Active Participant may amend his or her salary reduction agreement to increase or decrease the contribution rate effective as of any January 1 or July 1 by filing an approved amendment form with the Company at least 15 days prior to the effective date.

       (e)An Active Participant may discontinue making Before Tax Contributions at any time by filing a written election with the Company. That election shall be effective as soon as administratively feasible after it is filed with the Company. The Participant may thereafter resume Before Tax Contributions as of any January 1 or July 1 which is at least six months after the date contributions were discontinued, by filing a new salary reduction agreement at least 15 days prior to the effective date.

       (f)All Before Tax Contributions by a Participant shall cease when the Participant ceases to be a Qualified
       Employee.

       (g)Before Tax Contributions by a Participant for any calendar year may not exceed $7,627, and shall cease at the point that limit is reached during the year. The $7,627 limit in the previous sentence shall be adjusted after 1989 for any cost of living increases provided for any calendar year in accordance with regulations issued by the Secretary of the Treasury.

       (h)Notwithstanding the foregoing provisions, if the Participant has received a hardship distribution from this Plan in accordance with Sec. 9.3(a) or from any other plan maintained by a Participating Employer or an Affiliate, no Before Tax Contributions shall be made to this Plan on behalf of such Participant for 12 months following the date on which the hardship distribution was made. Furthermore, the limit under subsection (g) for the calendar year following the year in which the hardship withdrawal is made shall be reduced by the amount of Before Tax Contributions (and any elective contributions to any other plan maintained by the employer) for the calendar year in which the hardship withdrawal was made.

       (i)If a Participant's Before Tax Contributions are suspended under subsection (h), the Participant may elect to recommence Before Tax Contributions effective as of any January 1 or July 1 following the end of the 12-month suspension period by filing a new election form with the Company at least 15 days prior to the effective date.

       Sec. 5.2   Matching Contributions.  The Participating
Employers will match each Participant's Before Tax Contributions in accordance with the following:

       (a)The Participating Employers shall make a Matching Contribution for each month for each Participant in an amount determined according to the appendix to the Plan applicable to the Participant's Participating Location.

       (b)No Matching Contribution will be made with respect to any amount by which the Participant's Before Tax Contribution must be reduced pursuant to Sec. 5.4,
       Sec. 5.5 or Sec. 5.7. Any such Matching Contributions which are made before the amount of the reduction is determined shall be forfeited and shall be applied as a credit against future contributions from the
       Participating Employers.
8
      PAGE 9
       Sec. 5.3   Form of Contribution.  Before Tax and Matching
Contributions shall be paid to the Fund as soon as practicable following the close of each month in cash or shares of ADM Stock, as determined at the sole discretion of the Company. If paid in shares of ADM Stock, such shares shall be valued at the closing price of a share of ADM Stock on the New York Stock Exchange for the business day immediately preceding the day the Company directs its transfer agent to issue such shares to the Fund (as reported in The Wall Street Journal published for the next following business day).

       Sec. 5.4   Adjustment of Contributions Required by Code
Section 401(k).  If necessary to satisfy the requirements of Code section 401(k), Before Tax Contributions shall be adjusted in accordance with the following:

       (a)Each Plan Year, the "deferral percentage" will be calculated for each Active Participant. Each
       Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

              (1)    The total Before Tax Contributions
           (including Excess Deferrals of Highly Compensated Employees distributed under Sec. 5.5 but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from contributions made under plans of the Participating Employers or Affiliates), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Matching Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the provisions of Treasury Regulation Sec. 1.401(k)-1(b) are satisfied.

              (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, a Participant's "Compensation" for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years. Compensation shall be subject to the limit provided under Sec. 2.8(e).

       (b)Each Plan Year, the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. A separate average deferral percentage shall be calculated for Active Participants in a collective bargaining unit who are required to be disaggregated pursuant to Treasury Regulation Sec.
        1.401(k)-1(b)(3)(ii)(B). Such Participants shall be disregarded in calculating the average deferral percentage for Active Participants who are not in such collective bargaining units. In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent. For Plan Years commencing after 1996, the average deferral percentage for Active Participants who are Non-Highly Compensated Employees that is used in applying this section for a particular Plan Year will be the percentage determined for the preceding Plan Year, unless the Company elects to use the percentage for the current Plan Year in accordance with applicable regulations. If an election is made under the previous sentence to use the percentage for the current Plan Year, it may not be changed for later Plan Years except as provided in applicable regulations (subject to the transition rule for the 1997 Plan Year contained in IRS Notice 97-2).

       (c)If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

              (1)    The average deferral percentage for
           Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Participants who are Non-Highly
           Compensated Employees.

              (2)    The excess of the average deferral
           percentage for Participants who are Highly
           Compensated Employees over the average deferral percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than 2 times the average deferral percentage for such Non-Highly Compensated Employees.

          The requirements of this subsection (c) shall be applied separately with respect to Participants in a collective bargaining unit who are required to be disaggregated pursuant to Treasury Regulation Sec.
        1.401(k)-1(b)(3)(ii)(B).

       (d)If neither of the requirements of subsection (c) is satisfied, then the Before Tax Contributions with respect to Highly Compensated Employees will be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Before Tax Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less. Such reduction will be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

       (e)At any time during the Plan Year, the Company may make an estimate of the amount of Before Tax Contributions by Highly Compensated Employees that will be permitted under this section for the year and may reduce the percent specified in Sec. 5.1(a) for such Participants to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (c).
9
     PAGE 10
       (f)If Before Tax Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection
       (d), the Excess Before Tax Contributions shall be distributed, subject to the following:

              (1) For purposes of this subsection, "Excess Before tax Contributions" mean the amount by which Before Tax Contributions for Highly Compensated Employees have been reduced under subsection (d).

              (2) Excess Before Tax Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

              (3) Income or losses allocable to Excess Before Tax Contributions shall be equal to the amount of income or loss allocable to such excess amount for the Plan Year pursuant to Sec. 7.2 and Sec. 7.3; provided, however, that for Plan Years beginning prior to 1992, such income or loss may be determined under any alternative method selected by the Company for that Plan Year which is permitted under applicable Treasury regulations.

              (4)    The amount of Excess Before Tax
           Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 5.5 for the calendar year ending with or within the Plan Year.

           (g)Family aggregation rules cease to apply to this Plan effective January 1, 1997.

       (h)The deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined as if all employer contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(k). This subsection shall be applied by treating all cash or deferred arrangements with Plan Years ending within the same calendar year as a single arrangement.

       (i)If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

       (j)If the entire Account balance of a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this section, Sec. 5.5 or Sec. 5.6(f).

       (k)A corrective distribution of excess contributions under subsection (f) of this section, Excess Aggregate Contributions under Sec. 5.6(f), or Excess Deferrals under Sec. 5.5 may be made without regard to any notice or Participant or spousal consent required under Article VIII or X.

       (l)In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this section or Sec. 5.6(f) shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

       (m)For Plan Years beginning prior to 1992, the Plan may be restructured into component plans pursuant to Treasury
       Regulations Sec.  1.401(k)-1(h)(3)(iii) and Sec.
        1.401(m)-1(g)(5)(ii) for purposes of applying the requirements of this section and Sec. 5.6. This subsection (m) shall not apply to Plan Years beginning in 1992 or later.

       Sec. 5.5   Distribution of Excess Deferrals.
Notwithstanding any other provisions of the Plan, Excess
Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

       (a)For purposes of this section, "Excess Deferrals" means the amount of Before Tax Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection (b) because the total amount deferred for the calendar year exceeds $7,627 for 1989 (indexed for inflation for subsequent calendar years) or such other limit imposed on the Participant for that year under Code section 402(g).
10
   PAGE 11
       (b)The Participant's written claim, specifying the amount of the Participant's Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such calendar year. The claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred. A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

       (c)Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for Excess Before Tax Contributions under
       Sec. 5.4(f)(3).

       (d)The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with applicable regulations, by the amount of Excess Before Tax Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 5.4 for the Plan Year beginning with or within such calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 6.1.

       Sec. 5.6   Adjustment of Contributions Required by Code
Section 401(m). After the provisions of Sec. 5.4 and Sec. 5.5 have been satisfied, the requirements set forth in this section must also be met. If necessary to satisfy the requirements of Code section 401(m), Matching Contributions shall be adjusted in accordance with the following:

       (a)Each Plan Year, the "contribution percentage" will be calculated for each Active Participant who is not in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation Sec. 1.401(m)- 1(b)(3)(ii). Each Participant's contribution percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2).

              (1)    The total Matching Contributions under
           Sec. 5.2 (other than amounts included under Sec. 5.4(a)(1)), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Before Tax Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the requirements of Treasury Regulation Sec. 1.401(m)-1(b) are satisfied and provided that the requirements of Sec. 5.4 are met before such contributions are used under this section and continue to be met after the exclusion for purposes of Sec. 5.4 of those contributions that are used to satisfy the requirements of this section. However, any Matching Contributions that are forfeited because the contributions to which they relate are Excess Before Tax Contributions under
           Sec. 5.4 or Excess Deferrals under Sec. 5.5 shall be disregarded.

              (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, "Compensation" has the same meaning as provided in Sec. 5.4(a)(2).

       (b)Each Plan Year, the average contribution percentage of Active Participants who are Highly Compensated Employees and the average contribution percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. In each case, the average is the average of the percentages calculated under subsection
       (a) for each of the employees in the particular group.
       In calculating such average contribution percentages, Participants employed in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation Sec. 1.401(m)-1(b)(3)(ii) shall be disregarded. The contribution percentage for each Participant and the average contribution percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent. For Plan Years commencing after 1996, the average contribution percentage for Active Participants who are Non-Highly Compensated Employees that is used in applying this section for a particular Plan Year will be the percentage determined for the preceding Plan Year, unless the Company elects to use the percentage for the current Plan Year in accordance with applicable regulations. If an election is made under the previous sentence to use the percentage for the current Plan Year, it may not be changed for later Plan Years except as provided in applicable regulations (subject to the transition rule for the 1997 Plan Year contained in IRS Notice 97-2).

       (c)If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

              (1) The average contribution percentage for Participants who are Highly Compensated Employees is not more than 1.25 times the average contribution percentage for Participants who are Non-Highly Compensated Employees.

              (2) The excess of the average contribution percentage for Participants who are Highly Compensated Employees over the average contribution percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average contribution percentage for such Highly Compensated Employees is not more than 2 times the average contribution percentage for such Non-Highly Compensated Employees.
11
   PAGE 12
       (d)If neither of the requirements of subsection (c) is satisfied, then the Matching Contributions with respect to Highly Compensated Employees will be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Matching Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less. Such reduction will be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

       (e)At any time during the Plan Year, the Company may make an estimate of the amount of Matching Contributions on behalf of Highly Compensated Employees that will be permitted under this section for the year. If the Company determines in its sole discretion that reductions are necessary to assure that at least one of the requirements in subsection (c) are satisfied, the Company may take written action amending Sec. 5.2 to reduce or eliminate Matching Contributions for Highly Compensated Employees with respect to Certified Earnings to be paid from the date such action is adopted to the end of the Plan Year.

       (f)If contributions with respect to a Highly Compensated
       Employee are reduced pursuant to subsection (d), the Excess Aggregate Contributions shall be treated as follows:

              (1)    For purposes of this subsection, "Excess
           Aggregate Contributions" mean the amount by which Matching Contributions must be reduced under subsection (d).

              (2) Excess Matching Contributions (adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

              (3)    Income or losses allocable to Excess
           Aggregate Contributions shall be determined in the same manner specified for Excess Before Tax
           Contributions under Sec. 5.4(f)(3).

       (g)Family aggregation rules cease to apply to this Plan effective January 1, 1997.

       (h)The contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to make nondeductible employee contributions or to receive matching contributions under two or more plans described in Code section 401(a) that are maintained by the Participating Employers or any Affiliate, shall be determined as if all such contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

       (i)If two or more plans maintained by the Participating Employers or Affiliates are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

       (j)Notwithstanding the foregoing, if neither subparagraph
       (c)(1) of this section nor Sec. 5.4(c)(1) was satisfied, the requirements set forth in Sec. 5.7 must also be satisfied.

       Sec. 5.7   Multiple Use of the Alternative Limitations.
If neither Sec. 5.4(c)(1) nor Sec. 5.6(c)(1) was satisfied, the following additional requirements must also be satisfied:

       (a)The sum of the following two amounts must not exceed the greater of the limit determined under subsection (b) or the limit determined under subsection (c):

              (1)    The average deferral percentage for Highly
           Compensated Employees (determined under Sec. 5.4(b) following any adjustments required by Sec. 5.4).

              (2)    The average contribution percentage for
           Highly Compensated Employees (determined under
           Sec. 5.6(b) following any adjustments required by Sec. 5.6).

       (b)The limit under this subsection is the sum of the following amounts:

              (1)    1.25 multiplied by the greater of:

                      (A) The average deferral percentage for
               Non-Highly Compensated Employees (determined under
               Sec. 5.4(b) following any adjustments required by Sec. 5.4), or

                      (B) The average contribution percentage for
               Non-Highly Compensated Employees (determined under
               Sec. 5.6(b) following any adjustments required by Sec. 5.6).

              (2)    Two percentage points plus the lesser of:

                      (A) The average deferral percentage for
               Non-Highly Compensated Employees, or

                      (B) The average contribution percentage for
               Non-Highly Compensated Employees.
12
   PAGE 13
                 Notwithstanding the foregoing, the amount under this paragraph (2) cannot exceed the lesser of (A) or
           (B) above, multiplied by two, or such other limit as may be prescribed by Treasury Regulations.

       (c)The limit under this subsection (c) is the amount that
       would be determined under subsection (b) by:
              (1)    Substituting "lesser" for "greater" in
           paragraph (1) of subsection (b), and

              (2) Substituting "greater" for "lesser" each place that word appears in paragraph (2) of subsection (b).

       (d)If the amount determined under subsection (a) exceeds the greater of the limits determined under subsections
       (b) and (c), an additional amount must be treated as Excess Before Tax Contributions and distributed under Sec. 5.4. In addition, any Matching Contributions attributable to those Before Tax Contributions shall be treated as forfeited and shall be applied as a credit against future contributions from the Participating Employers. Appropriate adjustments under this subsection must be made pursuant to Treasury regulations until the sum of the average deferral percentage and average contribution percentage for Highly Compensated Employees is equal to the greater of the limits determined under subsections (b) and (c).

   (e)For Plan Years commencing after 1996, this section will be applied in accordance with the provisions of IRS
       Notice 97-2 or other applicable Notices or Treasury
       Regulations.

       Sec. 5.8   Time of Contributions.  In addition to the
requirements of Sec. 5.3, Before Tax Contributions and Matching contributions by a Participating Employer for a Plan Year shall be paid to the Trustee no later than the time (including extensions thereof) prescribed by law for filing the employer's federal income tax return for the tax year in which the Plan Year ends. Before Tax Contributions and any other contributions taken into account under Sec. 5.4(a)(1) shall be paid to the Trustee no later than 12 months following the end of the Plan Year, if earlier. In addition, Before Tax Contributions or Matching Contributions shall be paid to the Trustee by any earlier date that may be specified in Treasury or Department of Labor regulations.

       Sec. 5.9   Limitations on Contributions.  In no event
shall the amount of a Participating Employer's contribution under this Article for any Plan Year exceed the lesser of:

       (a)The maximum amount allowable as a deduction in computing its taxable income for that Plan Year for federal income tax purposes.

       (b)The aggregate amount of the contributions by such
       Participating Employer that may be allocated to Accounts
       of Participants under the provisions of Article VI.
13
   PAGE 14
                           ARTICLE VI

                    LIMITATION ON ALLOCATIONS

       Sec. 6.1   Limitation on Allocations.  Notwithstanding any
provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code section 415:

       (a)The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

              (1) $30,000 (or such greater or lesser amount as is in effect under Code section 415(c)(1)(A) for the Plan Year).

              (2) 25% of the Compensation of such Participant for such Plan Year.

       (b)If a Participant is also a participant in one or more other defined contribution plans maintained by a Participating Employer or an Affiliate, and if the amount of employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code section 415, such allocations under this Plan and each of such other plans shall be reduced pro rata in the sequence specified in subsection (c), and pro rata within each category within that sequence, to the extent necessary to comply with said limitations, except that reductions to the extent necessary shall be made in allocations under profit sharing plans and stock bonus plans before any reductions are made under money purchase plans.

       (c)If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded by contributions to this Plan with respect to any Participant (after application of subsection (b)), the Participant's Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce Annual Additions to the level permitted in subsection (a):

              (1)    The Participant's after-tax voluntary
           employee contributions for the Plan Year, if any, shall be refunded to the Participant during the Plan Year or as soon as reasonably possible following the end of the Plan Year.

              (2) The Participant's Before Tax Contributions for the Plan Year, if any, shall be reduced, and that amount shall be refunded to the Participant.

              (3) If, after the adjustments in paragraphs (1) and (2) there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all Participants in the current Plan Year, the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund and the value of such account will be considered in valuing other Accounts under the Plan.

              (4) Any amounts refunded under paragraphs (1) or (2) shall be disregarded for purposes of applying the limits under Sec. 5.4, Sec. 5.5 and Sec. 5.6.

       (d)If the Participant is also a participant in one or more defined benefit plans maintained by a Participating Employer or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction, determined according to Code section 415(e), for any Plan Year may not exceed 1.0. If the sum of a Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0 for any Plan Year, the benefits provided under the defined benefit plan or plans shall be reduced to the extent necessary to reduce the sum of the fractions to 1.0.

       (e)For purposes of this section, "Annual Additions" means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by a Participating Employer or an Affiliate in which he or she participates:

              (1) Employer contributions, including Before Tax Contributions made under this Plan. Excess Before Tax Contributions, and Excess Aggregate Contributions which are distributed under the provisions of Article V are included in Annual Additions, but Excess Deferrals which are distributed under Sec. 5.5 are not included in Annual Additions.

              (2)    Forfeitures, if any.

              (3) Voluntary non-deductible contributions, if any.

              (4) Amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).

          An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year.
14
   PAGE 15
       (f)For purposes of this section, "Compensation" means an employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includable in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation Sec.
        1.62-2(c)), subject to the following:

              (1)    Compensation excludes the Before Tax
           Contributions to this Plan, any elective salary reduction contributions to any other plan which are not includable in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B) or 403(b), any other employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits. However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includable in the employee's gross income. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 1998, Compensation includes the Before Tax Contributions to this Plan and any other elective deferrals which are not includable in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), 403(b) or
           457.

              (2)    Compensation excludes amounts realized from
           the exercise of a non-qualified stock option, or when
           restricted stock (or property) either becomes
           transferable or is no longer subject to a substantial
           risk of forfeiture.
15
   PAGE 16
                           ARTICLE II

                       INDIVIDUAL ACCOUNTS

       Sec. 7.1   Accounts for Participants.  The following
Accounts may be established under the Plan for a Participant:

       (a)A Before Tax Account shall be established for each Participant to which Before Tax Contributions shall be credited.

       (b)A Matching Account shall be established for each Participant to which Matching Contributions shall be credited.

       (c)A Rollover Account shall be established for each Participant who makes a Rollover Contribution, as provided by Sec. 7.7.

       (d)A Predecessor Plan Account shall be established for each Participant with respect to whom a transfer is received from a Predecessor Plan as provided in Article
       XVI.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Company in the administration of the Plan. If the Company elects to include any Matching Contributions in the calculation of the deferral percentage under Sec. 5.4(a)(1), separate Matching Accounts must be established for such contributions. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

       Sec. 7.2   Investment of Accounts.  Accounts shall be
invested in shares of ADM Stock; except that, cash contributions, cash dividends, cash repayments on a participant loan and other cash amounts received by the Fund may be held in cash or short term investments pending investment in shares of ADM Stock, all or a portion of an Account may be invested in a participant loan to the extent so provided in the participant loan program, and Predecessor Plan Accounts shall be invested in accordance with
Article XVI.

      Sec. 7.3   Adjustment of Accounts.  Accounts (other than
Predecessor Plan Accounts) will be adjusted from time to time as follows:

       (a)Contributions. Contributions made with respect to a Participant will be added to the balance of the appropriate Account as of the date the contributions are received by the Fund.

       (b)Cash Dividends. Cash dividends paid on shares of ADM Stock held by the Fund as of the record date of such dividend will be allocated among the Accounts and portion allocated to each Account will be added to balance of the Account as of the payable date of the dividend. The portion of the cash dividends allocated to each Account will be determined by multiplying the total cash dividends by a fraction, the numerator of which is the number of shares of ADM Stock credited to the Account as of the payable date of the dividend and the denominator of which is the total number of shares of ADM Stock held by the Fund as of the payable date of the dividend.

   (c)Stock Dividends and Splits. Stock dividends paid on shares of ADM Stock credited to an Account as of the record date of such dividend, and stock splits or reverse stock splits with respect to shares of ADM Stock credited to an Account as of the record date of such split, will be added to the balance of the Account as of the payable date of such stock dividend, stock split or reverse stock split.

   (d)Loan Interest Payments. Interest payments received on a participant loan will be added to the balance of the appropriate Account as of the date the interest payments are received by the Fund. Interest accrued by unpaid on a participant loan as of the date of any distribution from an Account against with the loan is to be offset will be added to the balance of the Account prior to such offset.

       (e)Withdrawals and Distributions. Withdrawals and distributions made from an Account will be subtracted from the balance of the Account as of the date the withdrawal or distribution is made from the Fund.

       (f)Other Items of Income/Expenses. Items of income, gain/loss or expense not provided for under the above provisions will be allocated among the Accounts and the portion allocated to each will be added to or subtracted from the Account as of the date established by the Company. The portion of any such item of income, gain/loss or expense allocated to each Account will be determined in accordance with rules established for this purpose by the Company.

Predecessor Plan Accounts will be adjusted as of each Valuation
Date as provided in Article XVI.

       Sec. 7.4   Certificates.  The Company may cause to be
issued from time to time benefit statements advising Participants of the status of their interests in the Fund, but shall not be required to do so and the issuance of such benefit statements shall not in any way alter or affect the rights of Participants with respect to the Fund.

       Sec. 7.5   Voting and Other Rights Regarding ADM Stock.
Not less than 30 days prior to any meeting of shareholders of the Company, the Company shall cause to be sent to Participants who have shares of ADM Stock credited to their Accounts the proxy materials which are sent to shareholders of record of the Company. Each such Participant shall have the right to instruct the Trustee as to the method of voting on the propositions submitted to shareholders, in accordance with the following:
16
   PAGE 17
       (a)Each such Participant shall have a number of votes equal to the number of full and fractional shares credited to his Accounts as of the date the notice is given. To be effective, the Participant's instructions must be received by the Trustee by a deadline established in advance by the Trustee. The Trustee shall tabulate the instructions by the deadline and shall determine the number of votes for and against each proposal. The Trustee shall then vote the shares allocated to Participants' Accounts in accordance with the directions received. In cases where instructions are received with respect to voting of fractional shares, the Trustee shall vote the combined fractional shares to the extent possible to reflect the direction of Participants holding fractional shares.

       (b)If a Participant does not direct the Trustee in whole or in part with respect to voting of ADM Stock credited to the Participant's Accounts, such voting rights shall be exercised only to the extent directed by the Participant.

       (c)Participants shall have no right to direct voting of or exercise of other rights with respect to unallocated shares of ADM Stock. Such shares shall be voted by the Trustee.

       Sec. 7.6   Tender or Exchange Offers Regarding ADM Stock.
As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of ADM Stock, the Company shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender shares of ADM Stock credited to his Accounts, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each Participant. The Trustee shall decide whether or not to tender shares for which no instructions are received. In advising participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant's interest in the Plan solely by reason of the giving of such instructions and the Trustee's compliance therewith. Any securities received by the Trustee as a result of a tender of shares of ADM Stock shall be held, and any cash so received shall be invested in short-term investments, for the account of the Participant with respect to whom shares were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

       Sec. 7.7   Rollover Accounts.  A Qualified Employee who
receives a distribution from a plan described in subsection (a) below may transfer to the Fund an amount that constitutes a Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

       (a)If (i) the Company or an Affiliate acquires the assets of another employer and certain employees of that employer become Qualified Employees hereunder, and (ii) said Qualified Employees receive a total distribution from a qualified plan described in Code section 401(a) maintained by the previous employer because of a complete or partial termination of said plan with respect to the Qualified Employees, then any such Qualified Employee may elect to make a Rollover Contribution of such distribution if the previous employer is listed in this subsection (a). The plan from which a Rollover Contribution has been allowed as of January 1, 1995, is the Dennis E. Roby & Associates, Inc. Thrift and Savings Plan.

       (b)No Rollover Contribution shall be accepted by the Fund unless made no later than ten working days after the plan distribution was received by the Qualified Employee.

       (c)A Rollover Account shall be established for each employee who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Fund through the first Valuation Date following such transfer, the Rollover Account shall be valued at the fair market value of said assets on the date of such transfer.

       (d)A Rollover Account shall be treated in all respects the same as a Before Tax Account except as provided in
       (c) above, and any references in the Plan to a Before Tax Account shall apply equally to a Rollover Account, except that no employer or employee contributions shall ever be added to a Rollover Account.

       (e)The employee shall be treated the same as a Participant hereunder from the time of the transfer, but shall not actually be a Participant and shall not be eligible to receive an allocation of employer contributions or to make employee contributions until he or she has satisfied the requirements of Article IV.

       (f)For purposes of this section, "Rollover Contribution" means a contribution of an amount which may be rolled over to this Plan pursuant to Code sections 402(c), 403(a)(4), 408(d)(3), or any other provision of the Code which may permit rollovers to this Plan from time to time.

       Sec. 7.8   Transfers to/from Salaried Plan.  If a
Participant transfers into a class of employment such that he or she becomes a participant in the ADM Savings and Investment Plan ("Salaried Plan"), his or her Accounts under this Plan shall be transferred to the Salaried Plan to be administered and paid thereunder. If a participant in the Salaried Plan transfers into a class of employment such that he or she becomes a Participant in this Plan, this Plan shall accept a transfer of his or her Accounts from the Salaried Plan, and each such Account shall be added to the corresponding Account under this Plan. In the case of a transfer of a Tax Credit Account, such Account shall be established under this Plan, and any special distribution options available under the Salaried Plan shall be available under this Plan with respect to such Account.
17
   PAGE 18
                          ARTICLE VIII

                   DESIGNATION OF BENEFICIARY

       Sec. 8.1   Persons Eligible to Designate.  Any Participant
may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant's death, provided that the Beneficiary survives the Participant. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

       Sec. 8.2   Special Requirements for Married Participants.
Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent by a spouse shall be irrevocable. Any designation of a Beneficiary which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement for further consent by the spouse. Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse.

       Sec. 8.3   Form and Method of Designation.  Any
designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

       Sec. 8.4   No Effective Designation.  If there is not on
file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:
       (a)The Participant's spouse.

       (b)The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.
18
   PAGE 19

       (c)The Participant's parents.

       (d)The Participant's brothers and sisters.

       (e)The Participant's estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

       Sec. 8.5   Successor Beneficiary.  If a Beneficiary who
survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due. A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary. A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant's Beneficiary designation form. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so specifies, and otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

       Sec. 8.6   Insurance Contract.  Notwithstanding the
foregoing provisions of this Article VIII, as to benefits payable under a contract issued by an insurance company, said contract shall govern the designation of Beneficiary entitled to benefits thereunder except to the extent the contract is inconsistent with the provisions of Sec. 8.2 or Sec. 10.1.
19
   PAGE 20
                           ARTICLE IX

                      BENEFIT REQUIREMENTS

       Sec. 9.1   Benefit on Termination of Employment.  If a
Participant's Termination of Employment occurs for any reason other than death, the Participant will be fully vested and will be entitled to a benefit equal to the number of shares of ADM Stock credited to his/her Accounts (including any additional shares credited to his/her Accounts following Termination of Employment), plus the cash balance of his/her Accounts (including Predecessor Plan Accounts) as of the date on which such benefit is paid. The benefit will be paid at the time and in the manner determined under Article X.

       Sec. 9.2   Death.  If a Participant's Termination of
Employment occurs as a result of death (or if the Participant's death occurs after his/her Termination of Employment but before distribution of his/her benefit), the Participant's Beneficiary will be entitled to a benefit equal to the number of shares of ADM Stock credited to his/her Accounts (including any additional shares credited to his/her Accounts following death), plus the cash balance of his/her Accounts (including Predecessor Plan Accounts) as of the date on which such benefit is paid. The benefit will be paid at the time and in the manner determined under Article X.

       Sec. 9.3   Withdrawals Before Termination of Employment.
A Participant may request a cash withdrawal from his or her Before Tax Account, Matching Account, and Rollover Account at any time prior to the date benefits first become payable to the Participant under Sec. 9.1 pursuant to the following:

       (a)Until the Participant reaches age 59 1/2, a withdrawal may be made from such Accounts only to meet a financial hardship; provided, however, that no hardship withdrawals can be made from a Matching Account.

              (1)    A hardship withdrawal will be permitted
           only if the Company determines that both of the following requirements are met:

                      (A) The distribution must be made on
               account of one of the following reasons:

                             (i)    Expenses for medical care
                  described in section 213(d) of the Code
                  incurred by the Participant, the Participant's spouse, or any dependents of the Participant, as defined in section 152 of the Code, or expenses necessary for any of those persons to obtain such medical care.

                             (ii)   Costs directly related to
                  the purchase of the principal residence of the Participant (excluding mortgage payments).

                             (iii)  Payment of tuition, related
                  educational fees and room and board expenses
                  for the next semester or quarter of post-
                  secondary education for the Participant or the spouse, child or dependent of the Participant.
20
                     PAGE 21

                             (iv)   The need to prevent the
                  eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                             (v)    Any other immediate and
                  heavy financial need which the Company
                  determines satisfies the requirements of
                  Treasury Regulation Sec. 1.401(k)-1(d)(2), and which the Company describes in objective and nondiscriminatory terms set forth in a writing that is deemed to form a part of this Plan.

                      (B) All of the following requirements must
               be satisfied:

                             (i)    The amount of the
                  distribution cannot exceed the amount of the immediate and heavy financial need of the Participant. The Company may reasonably rely on the Participant's representation as to that amount. However, the amount of the distribution may include any amounts determined by the Company to be necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the distribution.

                             (ii)   The Participant must have
                  obtained all distributions, other than
                  hardship distributions, and all nontaxable loans currently available under all plans maintained by the Participating Employers or any Affiliate.

                             (iii)  The Participant's elective
                  contributions and employee contributions under the Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Participating Employers or any Affiliate will be suspended pursuant to the terms of the plan or an otherwise legally enforceable agreement for at least 12 months after the receipt of the hardship distribution.

                             (iv)   For the calendar year
                  immediately following the calendar year of the hardship distribution, the Participant may not make contributions under all plans maintained by the Participating Employers or any Affiliate in excess of the applicable limit under section 402(g) of the Code for such next calendar year less the amount of the Participant's elective contributions for the calendar year of the hardship distribution.

                             (v)    Notwithstanding the
                  foregoing provisions of this subparagraph (B), this subparagraph (B) will be satisfied if the IRS issues a revenue ruling, notice, or other document of general applicability which establishes an alternative method under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need and all of the requirements of such alternative method are met.

              (2)    With respect to any such hardship
           withdrawal from a Participant's Before Tax Account, earnings credited to the Before Tax Account after December 31, 1988 cannot be withdrawn under this subsection (a).

       (b)After the Participant reaches age 59 1/2, a withdrawal may be made from any of the Accounts (including a Matching Account) for any reason.

       (c)No withdrawal may be made in an amount having a value less than the lesser of (i) $1,000 or (ii) the total amount available for such withdrawals, if less than $1,000.

       (d)Requests for withdrawals under this section shall be made pursuant to applicable rules and regulations adopted by the Company which are uniform and non-discriminatory as to all Participants and shall be submitted in writing to the Company on such form as the Company prescribes for this purpose. The Company shall determine whether the requirements of this section have been met.

       (e)Withdrawals shall be permitted from a Predecessor Plan
       Account as provided in Article XVI.
21
   PAGE 22
                            ARTICLE X

                    DISTRIBUTION OF BENEFITS

   Sec. 10.1   Time and Method of Payment.  The benefit to which
a Participant or Beneficiary becomes entitled under Article IX shall be paid as follows:

              (a)    Time of Payment.

                      (1) Normal Payment Date.  Payments shall be
               made or commence as soon as administratively practicable after the Participant (or his/her Beneficiary in the event of death) files a request for distribution with the Company, but not before the end of the calendar quarter in which the Participant's Termination of Employment occurs.

                      (2) Latest Payment Date.  Payments shall be
               made or commence to a Participant not later than the 60th day after the close of the Plan Year in which he/she reaches Normal Retirement Age or in which his/her Termination of Employment occurs, whichever is later, unless the Participant elects to defer payment (and for this purpose, the failure to request payment shall be deemed to be an election to defer payment).

              (b)    Method of Payment.

                      (1) Payments to Participant.  Payment to a
               Participant shall be in the following form:

                             (A)    Retirements.  If the
                  Participant's Termination of Employment is a Normal Retirement or an Early Retirement under the ADM Retirement Plan (or if the Participant is receiving disability payments under the ADM Long-Term Disability Plan), payment shall be made in either of the following forms at the election of the Participant:

                                    (i) A single-sum
                      distribution of the full benefit payable to the Participant, or

                                    (ii)    Partial
                      distributions each of which consists of
                      not less than 100 shares of ADM stock (or the cash equivalent thereof) or such other minimum amount as may be necessary to comply with the minimum distribution rules described in subsection (c) below.

                             (B)    Vested Terminations.  If the
                  Participant's Termination of Employment is neither a Normal Retirement nor an Early Retirement under the ADM Retirement Plan (and the Participant is not receiving disability payments under the ADM Long-Term Disability
                  Plan), payment to the Participant shall be in the form of a single-sum distribution of the full benefit payable to the Participant (partial distributions are not permitted). Such payment shall be made not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                      (2) Payments to Beneficiary.  Payment to a
               Beneficiary shall be in either of the following forms at the election of the Beneficiary:

                             (A)    A single-sum distribution of
                  the full benefit payable to the Beneficiary, or

                             (B)    Partial distributions each
                  of which consists of not less than 100 shares of ADM stock (or the cash equivalent thereof) or such other minimum amount as may be necessary to comply with the minimum distribution rules described in subsection (c) below.

                          In any event, payment of the full
               benefit payable to a Beneficiary shall be made not later than the December 31 of the calendar year containing the fifth anniversary of the Participant's death.

              (c)    Minimum Distribution Rules.
           Notwithstanding any contrary provision of the Plan, payments shall be made as necessary to comply with the minimum distribution rules of Code section 401(a)(9) (including the incidental death benefit rules of Code section 401(a)(9)(G)) and the regulations thereunder. The following rules shall apply:

                      (1) The full benefit payable to a
               Participant will be distributed (or minimum distributions will commence) by the required beginning date of the Participant. The "required beginning date" of a Participant is April 1 of the calendar year following the later of (i) the calendar year in which he/she attains age 70 1/2, or
               (ii) the calendar year of his/her Termination of Employment. However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5 - percent owner (as defined in Code section 416) of the Company or any Affiliate with respect to the calendar year in which he/she attains age 70 1/2.

                      (2) Minimum distributions during the life
               of the Participant shall be paid no less rapidly than by reference to a period-certain equal to the joint life and last survivor expectancy of the Participant and his/her Beneficiary. However, if the Beneficiary is not the Participant's spouse, minimum distributions during the life of the Participant shall be paid no less rapidly than by reference to the maximum period permitted under the incidental death benefit rules of Code section 401(a)(9)(G).
22

               PAGE 23
                      (3) If a Participant dies on or after
               his/her required beginning date, minimum distributions after the death of the Participant shall be made to his/her Beneficiary at least as rapidly as under the minimum distribution method being used prior to death. In addition, the Participant's entire remaining benefit shall be distributed to his/her Beneficiary not later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                      (4) If a Participant dies before his/her
               required beginning date, his/her entire remaining benefit shall be distributed to his/her Beneficiary not later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                      (5) The minimum distribution for each
               calendar year for which a minimum distribution is required shall be equal to the quotient obtained by dividing the entire balance of the Participant's Accounts as of the most recent Valuation Date preceding the calendar year (as adjusted as may be required by Treasury regulations) by the lesser of (i) the number of years of life expectancy that remain, or (ii) in the case of distributions to a Participant with a Beneficiary other than his or her spouse, the applicable divisor prescribed in regulations under the incidental death benefit rules of Code section 401(a)(9)(G). For purposes of determining the amount which must be distributed in any year, Excess Salary Reduction Contributions, Excess Aggregate Contributions and Excess Deferrals distributed in accordance with Article V (including income on such amounts) shall be disregarded.

                      (7) For purposes of calculating minimum
               distributions, life expectancies shall be determined by using the expected return multiples in Tables V and VI of Treas. Reg. Sec. 1.72-9, in accordance with regulations under Code section 401(a)(9). Life expectancies shall be calculated based on the Participant's (and the Beneficiary's) age as of the birthday in the calendar year in which the Participant attains 70 1/2. For purposes of calculating the minimum distribution for each succeeding calendar year, the initial life expectancy (or joint life and last survivor expectancy) shall be reduced by one for each subsequent calendar year.

              (d)    Cash-Out of Small Benefits.
           Notwithstanding the above, if the aggregate value of a Participant's Accounts is $3,500 or less as of the last day of the calendar quarter in which his/her Termination of Employment or death occurs, a single-sum distribution shall be made to the Participant (or his/her Beneficiary in the event of death) as soon as administratively practicable thereafter. The preceding sentence shall not apply, however, if the aggregate value of the Participant's Accounts exceeded $3,500 immediately prior to any previous distribution to the Participant.

              (e) Multiple Beneficiaries. If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each shall be segregated into a separate Account for purposes of applying this Section (other than subsection (d)).

       Sec. 10.2 Form of Distribution. Distributions shall be made in accordance with the following:

              (a)    Distributions under Sec. 9.1, 9.2, 9.3,
           10.11 or 16.6 shall be made in the following form at the election of the recipient:

                      (1) Fully in cash.

                      (2) Fully in whole shares of ADM Stock with
               any fractional share in cash.

                      (3) Partly in cash and partly in whole
               shares of ADM Stock.

                 Any distribution that is required even in the absence of an affirmative election by the recipient shall be made fully in whole shares of ADM Stock with any fractional share in cash if the recipient does not timely file an affirmative election to the contrary.

              (b) Distributions under Sec. 5.4, 5.5, 5.6, 5.7 or 6.1 shall be in cash.

              (c) Distributions to a Participant, to the surviving spouse of a deceased Participant, or to an alternate payee under a qualified domestic relations order (as defined in Code section 414(p)) who is the spouse or former spouse of a Participant may be in the form of a direct rollover for the benefit of the recipient to an individual retirement account or annuity described in Code section 408 or, except in the case of a recipient who is the surviving spouse of a deceased Participant, to another qualified plan described in Code section 401(a). However, no such direct rollover shall be allowed if the distribution is part of a series of installments payable over a period of ten years or more, or if the distribution is required under Code section 401(a)(9). The recipient shall provide the Trustee with the information necessary to accomplish the direct rollover in such form as the Company or the Trustee may require. Direct rollovers made in accordance with such instructions shall constitute full settlement of the Plan's liability with respect to the amount rolled over, and the Plan, the Trustee, and the Company shall have no further liability with respect to such amounts. Transfers under this subsection shall be made in accordance with Code section 401(a)(31) and the regulations thereunder.

          Any distribution in cash (other than a distribution of
       cash in lieu of a fractional share) shall be reduced to
       reflect any broker fees incurred on the sale of ADM
       Stock.
23

   PAGE 24
       Sec. 10.3 Accounting Following Termination of Employment. If distribution of all or any part of an Account is deferred or delayed for any reason, the Account shall continue to be revalued in accordance with the terms of the Plan. Distribution of such Account shall be made as soon as administratively practicable following the end of the calendar quarter in which the Participant (or his/her Beneficiary in the event of death) files the distribution request with the Company.

       Sec. 10.4 Reemployment. Except where distributions are required under Sec. 10.1(h), entitlement to a distribution from the Fund pursuant to Sec. 9.1 shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon the Participant's subsequent Termination of Employment.

       Sec. 10.5 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein. Each Participant and Beneficiary assumes all risk connected with any decrease in the market value of any assets held under the Plan. The Participating Employers do not in any way guarantee the Fund against any loss or depreciation, or the payment of any amount, that may be or become due to any person from the Fund.

       Sec. 10.6 Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental or physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

       Sec. 10.7 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order may receive a lump sum payment from the Plan as soon as administratively feasible after the Company determines that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time; provided, however, that if the order assigns an interest in a Predecessor Plan Account invested in an Investment Fund pursuant to Article XVI, payment may be delayed until after the Valuation Date coincident with or next following the date of the Company's determination with respect to the order.

       Sec. 10.8 Payment of Taxes. The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee's opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

       Sec. 10.9 Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until the person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

       Sec. 10.10 Company Directions to Trustee. The Company shall issue such written directions to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

       Sec. 10.11 Special Distribution Events. Notwithstanding anything herein to the contrary, if the agreement between the buyer and the seller in one of the following types of transaction provides that distributions are to be made to affected Participants, each such Participant shall receive a distribution of his or her Account balance as soon as administratively feasible after either of the following events:

       (a)The disposition by a Participating Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such Participating Employer if such Participating Employer continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

       (b)The disposition by a Participating Employer or by an Affiliate to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) which was a Participating Employer if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

All distributions under this section are subject to any applicable consent requirements under Sec. 10.1. Distributions under this section shall be made in a single distribution of whole shares of ADM Stock, with the remaining balance of fractional shares, if any, paid in cash.

       Sec. 10.12 Delay of Distribution in Event of Stock Dividend or Split. No withdrawal, distribution or participant loan will be processed between the ex-date and the record date of any stock dividend. In the case of a stock split or reverse stock split, or in the case of any stock dividend where the ex-date is after the record date, no withdrawal, distribution or participant loan will be processed between the date three business days prior to the record date and the ex-date of such stock split, reverse stock split or stock dividend.

       Sec. 10.13 Participant Loan Program. The Company may establish a participant loan program in accordance with ERISA section 408(b)(1), the terms and conditions of which shall be determined by the Company and set forth in written rules and regulations. The rules and regulations shall apply on a uniform basis to all Participants, and shall not allow for deemed distributions upon default of a loan prior to the date distributions are permitted under Sec. 9.1, 9.2, 9.3, or 10.11. 24
   PAGE 25
                           ARTICLE XI


                              FUND

       Sec. 11.1   Composition.  All sums of money and all
securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund". The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

       Sec. 11.2   Funding Agency.  The Fund may be held and
invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more Trustees or by an insurance company. The portion of the Fund invested in ADM Stock shall be held under a trust agreement between the Company and National City Bank of Minneapolis, as Trustee, or any successor Trustee duly appointed by the Board. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. (References herein to the Trustee shall also apply to any insurance company acting as a Funding Agency with respect to such part of the Fund as is held by the insurance company.) The selection and appointment of each Funding Agency shall be made by the Company. The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.

       Sec. 11.3   Compensation and Expenses of Trustee.  The
Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

       Sec. 11.4    Funding Policy.  The Company shall adopt a
procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Trustee of the funding policy in effect from time to time.

       Sec. 11.5    Share Registration.  Shares of ADM Stock
purchased for the Fund from the Company shall be registered on the applicable SEC registration form. The number of shares so registered shall be appropriately adjusted to reflect any stock dividends, stock splits, or other similar changes.

       Sec. 11.6 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

       (a)If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

       (b)Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code section 401(a).
       If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Trustee shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

       (c)Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Trustee shall return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

       Sec. 11.7 Conversion of ADM Stock to Cash. If it is necessary to convert shares of ADM Stock held in the Fund to cash to provide for a distribution or participant loan, or for any other reason required under the Plan, conversion may be made by exchanging such shares for cash (if any) then held in the Fund and credited to Accounts (other than Predecessor Plan Accounts), or by selling such shares on the open market or to the Company. If shares are exchanged for cash then held in the Fund or sold to the Company, the exchange or sale shall be made at the closing price of a share of ADM Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported in The Wall Street Journal published for the next following business day).
25
      PAGE 26
                           ARTICLE XII

                     ADMINISTRATION OF PLAN

      Sec. 12.1 Administration by Company. The Company is the "administrator" of the Plan for purposes of ERISA with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Action on behalf of the Company may be taken by any of the following:

      (a)The Board of Directors of the Company (or the committee thereof).

      (b)The Chief Executive Officer of the Company.

      (c)The Benefit Plans Committee.

      (d)Any entity, person or committee to whom responsibility for operation and administration is allocated by action of one of the above.

       Sec. 12.2 Certain Fiduciary Provisions. For purposes of the Plan:

       (a)Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

       (b)A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

       (c)To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

       (d)At any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

       (e)Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

       (f)A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

       Sec. 12.3 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly
Compensated Employees.

       Sec. 12.4    Evidence.  Evidence required of anyone under
this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

       Sec. 12.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Trustee. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake in fact will be subject to Sec. 11.6.

       Sec. 12.6 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

       Sec. 12.7    General Fiduciary Standard.  Each fiduciary
shall discharge its duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
26


   PAGE 27

       Sec. 12.8 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

       Sec. 12.9 Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

       Sec. 12.10 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

       Sec. 12.11 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

       Sec. 12.12 Agent For Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

       Sec. 12.13 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

      Sec. 12.14 Exercise of Authority. The Company (including any body or person acting on behalf of the Company), the Trustee, the recordkeeper and any other person who has authority with respect to the management or administration of the Plan may exercise that authority in its or in his/her full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret any and all terms and provisions of the Plan that it or he/she considers to be relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law to the greatest extent allowed under law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.
27
   PAGE 28
                          ARTICLE XIII

                 AMENDMENT, TERMINATION, MERGER

       Sec. 13.1    Amendment.  The Company may amend the Plan at
any time and from time to time by action of the Board or by written action of a person to whom, or committee to which, amendment authority has been delegated by the Board. No action by a person or committee with amendment authority shall constitute an amendment to the Plan unless the action is in writing and the writing specifically states that it is an amendment to the Plan. No amendment shall have the effect of changing the rights, duties and liabilities of any Funding Agency without its written consent. Also, no amendment shall cause a decrease in any accrued benefit or the elimination of any optional form of benefit except to the extent permitted under Code section 411(d)(6).

       Sec. 13.2    Permanent Discontinuance of Contributions.
The Company may completely discontinue contributions in support of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) the Accounts of each Participant in the employ of the Participating Employers at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

       Sec. 13.3      Termination.  The Company may terminate the
Plan as applicable to all Participating Employers and their employees. After such termination no employee shall become a Participant, and no further contributions shall be made. The Accounts of each Participant in the employ of the Participating Employers at the time of such termination shall be nonforfeitable, the Participant shall be entitled to a benefit equal to the value of those Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan, distributions shall be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

       Sec. 13.4    Partial Termination.  If there is a partial
termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

       Sec. 13.5    Merger, Consolidation, or Transfer of Plan
Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

28
   PAGE 29

Sec. 13.6 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Sec. 10.1(h)) until after the following have occurred:

       (a)Receipt of a final determination from the Treasury
       Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

       (b)Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

       Sec. 13.7   Reorganizations of Participating Employers.
In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

       Sec. 13.8   Discontinuance of Joint Participation of a
Participating Employer. The Company may discontinue the joint participation in the Plan by another Participating Employer. A Participating Employer which is not under Common Control with the Company may discontinue its joint participation in the Plan with the other Participating Employers by action of its board of directors and on appropriate written notice to the Company and each Trustee then acting.

       (a)If the Company determines in its sole discretion to spin off the portion of the Plan attributable to the withdrawing employer, the Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Trustee or Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer", "Participating Employers", and "Company" shall thereafter be considered to refer only to the withdrawing employer. Any such spinoff shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spinoff if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

       (b)If subsection (a) does not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

       Sec. 13.9 Participating Employers Not Under Common Control. If a Participating Employer is not under Common Control with the Company, the provisions of the Plan (other than this
Article XIII) shall be applied as though a separate plan is being maintained for that Participating Employer to the extent required by Code section 413(c).
29
   PAGE 30
                           ARTICLE XIV

                    TOP-HEAVY PLAN PROVISIONS

       Sec. 14.1    Key Employee Defined.  "Key Employee" means
any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i). "Non-Key Employee" means any employee who is not a Key Employee.

       Sec. 14.2    Determination of Top-Heavy Status.  The
top-heavy status of the Plan shall be determined according to Code section 416 and the regulations thereunder, using the following standards and definitions:

       (a)The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

              (1)    If this Plan is not part of a required
           aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

              (2)    If this Plan is part of a required
           aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

          Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

       (b)The "top-heavy ratio" shall be determined as follows:

              (1)    If the employer maintains one or more
           defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for this Plan or for the required or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

30

              PAGE 31
              (2)    If the employer maintains one or more
           defined contribution plans (including any simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group (as appropriate), is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans, determined according to paragraph (1) above, and the present value of accrued benefits of all Key Employees under the defined benefit plan or plans as of the determination date, and the denominator of which is the sum of such account balances of all employees under the aggregated defined contribution plan or plans and the present value of accrued benefits of all employees under the defined benefit plan or plans as of the determination date. The account balances and accrued benefits in both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any distributions made in the five-year period ending on the determination date and any contributions due but unpaid as of the determination date.

              (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder.
           When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

       (c)"Required aggregation group" means (i) each qualified plan of the employer in which at least one Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

       (d)"Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.
31
   PAGE 32
       (e)"Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

       (f)The "determination period" for a Plan Year is the Plan
       Year in which the applicable determination date occurs and the four preceding Plan Years.

       (g)The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

       (h)For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

       (i)If an individual has not performed services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

       (j)For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

              (1) Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

              (2)    If there is no method described in
           paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

       Sec. 14.3   Minimum Contribution Requirement.  For any
Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

       (a)The minimum amount shall be the amount equal to that percentage of the Participant's Compensation for the Plan
       Year which is the smaller of:

              (1)    3 percent.

       (2) The percentage which is the largest percentage of
Compensation                  allocated to any Key Employee from
employer contributions for                   such Plan Year.
32

          PAGE 33
          For purposes of this section, "Compensation" means the amounts specified in Sec. 6.1(f), subject to the limitation in Sec. 2.8(e).

       (b)For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into accounts;
       provided, however, that any employer contribution attributable to a salary reduction or similar arrangement
       (including Before Tax Contributions and Matching
       Contributions under this Plan) may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).

       (c)This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

       Sec. 14.4     Participation under Defined Benefit Plan and
Defined Contribution Plan. If a Participant is also a participant in a defined benefit plan maintained by the employer, with respect to any Plan Year for which the Plan is a Top-Heavy
Plan, Sec. 6.1(d) shall be applied:

       (a)By substituting "1.0" for "1.25" in paragraphs (2)(B) and (3)(B) of Code section 415(e).

       (b)By substituting "$41,500" for "$51,875" in Code
       section 415(e)(6)(B)(i).

The foregoing provisions of this section shall be suspended with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such individual, and no defined benefit plan accruals for such individual, either under this Plan or under any other plan that is in a required aggregation group of plans, within the meaning of Code section 416(g)(2)(A)(i), that includes this Plan.

       Sec. 14.5  Definition of Employer.  For purposes of this
Article XIV, the term "employer" means all Participating
Employers and any trade or business entity under Common Control with a Participating Employer.

       Sec. 14.6  Exception For Collective Bargaining Unit.
Section 14.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.
33
   PAGE 34
                           ARTICLE XV

                    MISCELLANEOUS PROVISIONS

       Sec. 15.1    Insurance Company Not Responsible for
Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

       Sec. 15.2   Headings.  Headings at the beginning of
articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

       Sec. 15.3 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

       Sec. 15.4   Gender.  Any references to the masculine
gender include the feminine and vice versa.

       Sec. 15.5   Use of Compounds of Word "Here".  Use of the
words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan, including the Tables, Appendices and Schedules attached hereto, unless the context clearly indicates to the contrary.

       Sec. 15.6   Construed as a Whole.  The provisions of the
Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.
34
   PAGE 35
                           ARTICLE XVI

              AMOUNTS TRANSFERRED FROM OTHER PLANS

       Sec. 16.1 Transfers from Other Plans. The Company may from time to time arrange for the merger of another qualified defined contribution plan (referred to as a "Predecessor Plan") with and into this Plan. Account balances transferred from a Predecessor Plan to this Plan (referred to as a "Predecessor Plan Account") shall be administered pursuant to this Article. A person whose account balance is transferred from a Predecessor Plan to this Plan shall not be eligible to make contributions under this Plan until he/she has become a Participant in accordance with Article IV.

       Sec. 16.2   Predecessor Plan Accounts.  Amounts derived
from a Participant's Account under a Predecessor Plan will be credited to his Predecessor Plan Account under this Plan. No contributions shall be made by a Participating Employer to a Predecessor Plan Account.

       Sec. 16.3 Investment Funds. Investment Funds for investment of Predecessor Plan Accounts shall be established at the direction of the Company. The Company shall determine the types of investments to be held in each Investment Fund and the investment manager, trustee, or insurance company responsible for selecting investments. Income on investments of each Investment Fund shall be reinvested by the Funding Agency in the same Investment Fund. If there is more than one Investment Fund, a Participant may designate the Investment Fund or Funds in which his Predecessor Plan Account will be invested, and may direct a transfer of part or all his Predecessor Plan Account from one Investment Fund to another Investment Fund. However, investment in a given Investment Fund may be limited to amounts derived from a particular Predecessor Plan. Elections under this section shall be made in accordance with rules and procedures established by the Company. Said rules may require that the election be filed with the Company a reasonable time prior to the date it will become effective. The rules also may limit the frequency of such elections.

       Sec. 16.4 Valuation of Investment Funds. As of each Valuation Date, the Funding Agency shall determine, in accordance with a method consistently followed and uniformly applied, the fair market value of each Investment Fund. During any period that all or a part of any Investment Fund is held under a contract, of a type sometimes referred to as a "guaranteed income contract", issued by an insurance company and invested by it and under which the insurance company pays a guaranteed minimum rate of return, and provided no event has occurred that would result in a payment by the insurance company under the contract at a discount from book value of the contract, the fair market value of the contract shall be deemed to equal its book value.

       Sec. 16.5    Valuation of Accounts.  As of each Valuation
Date, the value of each Participant's Predecessor Plan Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, interfund transfers, and all other transactions since the immediately preceding Valuation Date, as follows:
35

   PAGE 36
       (a)The portion of the Account invested in a particular Investment Fund as of the preceding Valuation Date will be reduced to reflect the amount of any distributions that were made therefrom after the preceding Valuation Date.

       (b)The value of each such Account as determined in (a) shall be adjusted pro rata so that the total value of all such Accounts in the applicable Investment Fund equals the fair market value of the applicable Investment Fund as of the Valuation Date as determined by the Trustee.

       (c)Any transfers between Investment Funds pursuant to Sec. 16.3 shall then be made and Accounts adjusted or established accordingly.

       Sec. 16.6 Optional Forms of Distributions. All optional forms of distribution available under the Predecessor Plan shall be available under this Plan for a Predecessor Plan Account; except that, any hardship standards on distribution shall be as specified in this Plan. All distribution options available under this Plan for an Account shall also be available for any subaccount within a Predecessor Plan Account that holds contributions of the same type.

       Sec. 16.7     Special Requirements for Married Participant
Electing Life Annuity Benefit. If a Participant has elected to receive a life annuity benefit and is married on the date benefit payments begin, then, notwithstanding such election, unless the Participant files a written election of a different form of payment within the 90-day period ending on the date as of which payments are to begin, the entire value of the Participant's Predecessor Plan Account shall be applied to purchase a qualified joint and survivor annuity. A "qualified joint and survivor annuity" is an annuity payable to the Participant for life with a survivor annuity for the remainder of the life of the Participant's surviving spouse in a monthly amount equal to 50% of the amount the Participant was receiving prior to his death.
A Participant's election of a form of payment other than a qualified joint and survivor annuity under this subsection shall not be effective unless the Participant's spouse consents in writing to such election, and the consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public. Any consent of a spouse under this section shall be irrevocable. However, such consent shall not be required if the Participant establishes to the satisfaction of a representative of the Plan that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.

       If a Participant has elected to receive a life annuity benefit, dies before benefit payments begin, and is married on the date of death, and if the Participant's Beneficiary is his or her surviving spouse, the benefit to which the spouse is entitled shall be applied to purchase an annuity for the life of the spouse, unless the spouse files a written election of some other form of payment after the Participant's death and prior to the due date of the first benefit payment to the spouse.

       For purposes of this section, a "life annuity benefit" is any optional form of distribution available for a Predecessor
Plan Account in the form of an annuity for the life of the Participant.

36

   PAGE 37
                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

                           Appendix A

The following provisions apply to Participants who are employed at Participating Locations covered under this Appendix A (as specified on the List of Participating Locations for Appendix A):

                                I

A Participant may elect to have his/her current earnings reduced by any whole percent, but not exceeding 10% of Certified
Earnings, in order to receive Before Tax Contributions in accordance with Sec. 5.1.

                               II

The Matching Contributions made for each month in accordance with Sec. 5.2(a) will be determined in accordance with the following schedule:


        For Before Tax ContributionsThe Matching Contribution
     Will
         Representing the Followingbe the Following Percent of
      Percentages of the Participant'sthe Participant's Before
     Tax
             Certified Earnings         Contributions

                The first 4%                 100%
                The next 2%                  50%
                  Above 6%                   None
38
   PAGE 39

                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

                           Appendix B

The following provisions apply to Participants who are employed at Participating Locations covered under this Appendix B (as specified on the List of Participating Locations for Appendix B):

                                I

A Participant may elect to have his/her current earnings reduced by any whole percent, but not exceeding 4% of Certified Earnings, in order to receive Before Tax Contributions in accordance with Sec. 5.1.

                               II

The Matching Contributions made for each month in accordance with Sec. 5.2(a) will be determined in accordance with the following schedule:


        For Before Tax ContributionsThe Matching Contribution
     Will
         Representing the Followingbe the Following Percent of
      Percentages of the Participant'sthe Participant's Before
     Tax
             Certified Earnings         Contributions

                The first 2%                 100%
                  Above 2%                   None

39
   PAGE 40
                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

                           Appendix C

The following provisions apply to Participants who are employed at Participating Locations covered under this Appendix C (as specified on the List of Participating Locations for Appendix C):

                                I

A Participant may elect to have his/her current earnings reduced by any whole percent, but not exceeding 6% of Certified Earnings, in order to receive Before Tax Contributions in accordance with Sec. 5.1.

                               II

The Matching Contributions made for each month in accordance with Sec. 5.2(a) will be determined in accordance with the following schedule:


        For Before Tax ContributionsThe Matching Contribution
     Will
         Representing the Followingbe the Following Percent of
      Percentages of the Participant'sthe Participant's Before
     Tax
             Certified Earnings         Contributions

                The first 2%                 100%
                The next 4%                  50%
                  Above 6%                   None
     40
   PAGE 41
                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

               Appendix D - Countrymark Locations


                           I. History.

   The Company acquired certain employees on February 1, 1997, in connection with a joint venture arrangement with Countrymark Cooperative, Inc.

                          II.Appendix.

   This Appendix applies to the following hourly-wage employees:

     - Hourly-wage employees at the Locust Point Elevator in Baltimore, Maryland, who are covered by the collective bargaining agreement in effect at that location with the International Longshoremen's
          Association, Local No. 2004.

     - Hourly-wage employees at the Beech Grove Grain Elevator in Beech Grove, Indiana, who are covered by the collective bargaining agreement in effect at that location with the Chauffeurs, Teamsters, Warehousemen and Helpers, Local No. 135.

   The terms and conditions of participation of such employees will be as set forth in this Appendix, and such employees will not be eligible to participate under the general terms and conditions of the Plan.

    III.   Special Rules for Service Credit and Eligibility.

   A.    Prior Service Credit.

       An employee covered by this Appendix will receive credit under this Plan for his/her service prior to February 1, 1997, as follows:

     - Eligibility. The employee will receive credit from his/her last date of hire with Countrymark Cooperative, Inc. for purposes of determining his/her eligibility to participate in this Plan.
     - Vesting. The employee will receive credit from his/her last date of hire with Countrymark Cooperative, Inc. for purposes of determining whether he/she is vested under this Plan. In the case of an employee who is a former participant in the Countrymark Bargaining Unit Employees Savings Plan, such prior service credit will not be less than his/her "Service" under such plan as of February 1, 1997.
41
   PAGE 42
   B.    Eligibility.

       An employee covered by this Appendix will be eligible to participate in accordance with Article IV; except that, such an employee may not become a participant prior to February 1, 1997. Continued eligibility under this Plan (and continued eligibility under this Appendix) is subject to negotiation with the collective bargaining unit; thus, an employee covered by this Appendix will cease to participate upon expiration of the above-described collective bargaining agreement (except that for this purpose an agreement will be deemed to continue after its formal expiration for so long as collective bargaining negotiations continue).

                    IV.  Other Special Rules.

   A. Participant Contributions.

       A Participant covered by this Appendix may elect Before-Tax Contributions by means of payroll deduction from 1% to 15% of Certified Earnings, and/or may elect After-Tax Contributions by means of payroll deduction from 1% to 15% of Certified Earnings.

       Before-Tax Contributions are subject to the limits set forth in Article V. All contributions must be made in accordance with rules and procedures adopted for this purpose by the Company.

   B.    Company Contributions.

       1.     Matching Contributions.

           A Participant covered by this Appendix will receive Matching Contributions of 50 cent for each $1.00 contributed as a Before-Tax Contribution or After-Tax Contribution up to 6% of Certified Earnings (thus the maximum Matching Contribution is 3% of Certified Earnings).

       2.     Non-Matching Contributions.

           A Participant covered by this Appendix will not receive Non-Matching Contributions under this Plan.

   C.    Countrymark Accounts.

       Contributions made pursuant to the terms of this Appendix will be credited to a "Countrymark Account" established under the Plan, consisting of a Before-Tax Subaccount, After-Tax Subaccount and Matching Subaccount.

   D.    Investment of Contributions.

       A Participant will be allowed to direct the investment of his/her Countrymark Account in Investment Funds selected or established by the Company for this purpose in accordance with Sec. 16.3 (applicable to Predecessor Plan Accounts). Investment directions will be made in accordance with rules and procedures adopted for this purpose by the Company.

       A Participant will be allowed to borrow from his/her
       Countrymark Account in accordance the Notice of Loan
       Terms and Procedures - Countrymark Accounts.

   E.    Vesting.

       A Participant covered by this Appendix will at all times be 100% vested in his/her Before-Tax Subaccount and After-Tax Subaccount, and will become 100% vested in his/her Matching Subaccount upon the occurrence of the first to occur of the following:

          -       Completion of 5 Years of Vesting Service.

          - Attainment of age 65 while employed with the Company or an Affiliate of the Company.

          - Becoming permanently disabled while employed with the Company or an Affiliate of the Company (for this purpose an individual will be considered to be "permanently disabled" only if a determination is made by the Social Security Administration within 12 months after his/her last day of work that he/she is disabled and that the disability started on or before the last day of work).

          - Death while employed with the Company or an Affiliate of the Company.

       Prior to the occurrence of any of the above, the vested percentage of the Participant in his/her Matching
       Subaccount will be determined under the following schedule:

                   Completed Years        Vested
                  of Vesting Service    Percentage
                          0                 0%
                          1                20%
                          2                40%
                          3                60%
                          4                80%
                      5 or more            100%

       The portion of a Matching Subaccount that is not vested will be transferred to a "Forfeiture Subaccount" as of the Valuation Date next following the Participant's Termination of Employment. If the Participant is reemployed before the last day of the Plan Year, the Forfeiture Subaccount will be reinstated as a Matching Subaccount. If the Participant is not reemployed before the last day of the Plan Year, the Forfeiture Subaccount will be recognized as a forfeiture as of the first to occur of the following:
       42

       PAGE 43
       - The last day of the Plan Year in which the Participant incurs his/her fifth consecutive 1-Year
          Break in Service.

       - The last day of the Plan Year in which the vested portion of the Participant's Countrymark Account is distributed to the Participant.

       If the Matching Subaccount is forfeited and the Participant is subsequently reemployed before incurring five consecutive 1-Year Breaks in Service, a Matching Subaccount will be reinstated for the Participant as of the last day of the Plan Year in which he/she completes one year of Vesting Service with an initial balance equal to the amount forfeited (without earnings or losses). At any time after such reinstatement, the vested amount in the Matching Subaccount will be determined by (i) adding back any amount previously distributed from the Subaccount, (ii) applying the applicable vested percentage to the result, and (iii) subtracting out the amount previously distributed from the Subaccount.

       A Participant will lose all rights to any amounts forfeited hereunder, and such amounts will be used to reduce contributions made by the Company.

       A Participant's "Vesting Service" is equal to his/her total years of service with the Company measured from date of hire, and including any period of absence of less than 12 months (other an as a result of a Termination of Employment), subject to the prior service credit granted in Item III(A).

   F.    Withdrawals During Employment.

       A Participant will be allowed to make withdrawals from his/her Countrymark Account as of the Valuation Date next following the date he/she requests such withdrawal as follows:

       - After-Tax Subaccount. A Participant may withdraw amounts from his/her After-Tax Subaccount at any time. The amount withdrawn may not exceed the total amount of After-Tax Contributions made by the Participant minus amounts previously withdrawn (or the full value of the After-Tax Subaccount, if less).

       - Before-Tax Subaccount. A Participant may withdraw amounts from his/her Before-Tax
               Subaccount in the event of a hardship prior to age
               59-1/2 in accordance with Sec. 9.3(a) and for any reason after age 59-1/2 in accordance with Sec.
               9.3(b).

       -         Matching Subaccount.  A Participant may
               withdraw amounts from his/her Matching Subaccount for any reason after age 59-1/2 in accordance with Sec. 9.3(b); provided that, amounts may not be withdrawn unless and until the Participant is 100% vested in such Subaccount. Withdrawals from a Matching Subaccount will not be allowed prior to age 59-1/2.

       A withdrawal may be allowed no more than once in any calendar quarter. Withdrawal requests must be made in accordance with rules and procedures adopted for this purpose by the Company. All withdrawals will be in cash.

   G. Distributions After Termination of Employment.

       A Participant will be entitled to a distribution of the vested balance of his/her Countrymark Account as of the Valuation Date next following his/her Termination of Employment (or as of the Valuation Date next following the date he/she requests such distribution) in accordance with Article X.

       Distribution requests must be made in accordance with
       rules and procedures adopted for this purpose by the
       Company.  All distributions will be in cash.
     43

   PAGE 44

                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

               Appendix E - Countrymark Locations

                           I. History.

   The Company acquired certain employees on February 1, 1997, in connection with a joint venture arrangement with Countrymark Cooperative, Inc.

                          II.Appendix.

   This Appendix applies to the following hourly-wage employees:

     - Hourly-wage employees at the Toledo Grain Terminal in Toledo, Ohio, who are covered by the collective bargaining agreement in effect at that location with the International Longshoremen's Association, Local No. 1955.
     - Hourly-wage employees at the Ottawa Lake Grain Terminal in Ottawa, Michigan who are covered by the collective bargaining agreement in effect at that location with the American Federation of Gain Millers, Local No. 58.
     - Hourly-wage employees at the Grafton Grain Terminal in Grafton, North Dakota, who are covered by the collective bargaining agreement in effect at that location with the American Federation of Grain Millers International Union.
     - Hourly-wage employees at the Saginaw Grain Terminal in Saginaw, Michigan, who are covered by the collective bargaining agreement in effect at that location with the Teamsters, Local No. 486.

   The terms and conditions of participation of such employees will be as set forth in this Appendix, and such employees will not be eligible to participate under the general terms and conditions of the Plan.

    III.   Special Rules for Service Credit and Eligibility.

   A.    Prior Service Credit.

       An employee covered by this Appendix will receive credit under this Plan for his/her service prior to February 1, 1997, as follows:

       - Eligibility. The employee will receive credit from his/her last date of hire with Countrymark Cooperative, Inc. for purposes of determining his/her eligibility to participate in this Plan.
       - Vesting. The employee will receive credit from his/her last date of hire with Countrymark Cooperative, Inc. for purposes of determining whether he/she is vested under this Plan. In the case of an employee who is a former participant in the Countrymark Bargaining Unit Employees Savings Plan, such prior service credit will not be less than his/her "Service" under such plan as of February 1, 1997.

   B.    Eligibility.

       An employee covered by this Appendix will be eligible to participate in accordance with Article IV; except that, such an employee may not become a participant prior to February 1, 1997. Continued eligibility under this Plan (and continued eligibility under this Appendix) is subject to negotiation with the collective bargaining unit; thus, an employee covered by this Appendix will cease to participate upon expiration of the above-described collective bargaining agreement (except that for this purpose an agreement will be deemed to continue after its formal expiration for so long as collective bargaining negotiations continue).

                     IV.Other Special Rules.

   A.    Participant Contributions.

       A Participant covered by this Appendix may elect Before-Tax Contributions by means of payroll deduction from 1% to 15% of Certified Earnings, and/or may elect After-Tax Contributions by means of payroll deduction from 1% to 15% of Certified Earnings.

       Before-Tax Contributions are subject to the limits set forth in Article V. All contributions must be made in accordance with rules and procedures adopted for this purpose by the Company.

   B.    Company Contributions.

       1.     Matching Contributions.

           A Participant covered by this Appendix is not eligible to receive Matching Contributions under this Plan.

       2.     Non-Matching Contributions.

           A Participant covered by this Appendix will receive
           Non-Matching Contributions at such rate as is set forth in the collective bargaining agreement covering such Participant.

   C.    Countrymark Accounts.

       Contributions made pursuant to the terms of this Appendix
       will be credited to a "Countrymark Account" established
       under the Plan, consisting of a Before-Tax Subaccount,
       After-Tax Subaccount and Matching Subaccount.
     44
     PAGE 45
   D.    Investment of Contributions.

       A Participant will be allowed to direct the investment of his/her Countrymark Account in Investment Funds selected or established by the Company for this purpose in accordance with Sec. 16.3 (applicable to Predecessor Plan Accounts). Investment directions will be made in accordance with rules and procedures adopted for this purpose by the Company.

       A Participant will be allowed to borrow from his/her
       Countrymark Account in accordance the Notice of Loan
       Terms and Procedures - Countrymark Accounts.

   E.    Vesting.

       A Participant covered by this Appendix will at all times be 100% vested in his/her Before-Tax Contribution
       Subaccount and After-Tax Contribution Subaccount, and will become 100% vested in his/her Matching Subaccount upon the occurrence of the first to occur of the following:

       -     Completion of 5 Years of Vesting Service.

       - Attainment of age 65 while employed with the Company or an Affiliate of the Company.

       - Becoming permanently disabled while employed with the Company or an Affiliate of the Company (for this purpose an individual will be considered to be "permanently disabled" only if a determination is made by the Social Security Administration within 12 months after his/her last day of work that he/she is disabled and that the disability started on or before the last day of work).

       - Death while employed with the Company or an Affiliate of the Company.

       Prior to the occurrence of any of the above, the vested percentage of the Participant in his/her Matching
       Subaccount will be determined under the following schedule:

                   Completed Years        Vested
                  of Vesting Service    Percentage

                          0                 0%
                          1                20%
                          2                40%
                          3                60%
                          4                80%
                      5 or more            100%

       The portion of a Matching Subaccount that is not vested will be transferred to a "Forfeiture Subaccount" as of the Valuation Date next following the Participant's Termination of Employment. If the Participant is reemployed before the last day of the Plan Year, the Forfeiture Subaccount will be reinstated as a Matching Subaccount. If the Participant is not reemployed before the last day of the Plan Year, the Forfeiture Subaccount will be recognized as a forfeiture as of the first to occur of the following:

       - The last day of the Plan Year in which the Participant incurs his/her fifth consecutive 1-Year
            Break in Service.

       - The last day of the Plan Year in which the vested portion of the Participant's Countrymark Account is distributed to the Participant.

       If the Matching Subaccount is forfeited and the Participant is subsequently reemployed before incurring five consecutive 1-Year Breaks in Service, a Matching Subaccount will be reinstated for the Participant as of the last day of the Plan Year in which he/she completes one year of Vesting Service with an initial balance equal to the amount forfeited (without earnings or losses). At any time after such reinstatement, the vested amount in the Matching Subaccount will be determined by (i) adding back any amount previously distributed from the Subaccount, (ii) applying the applicable vested percentage to the result, and (iii) subtracting out the amount previously distributed from the Subaccount.

       A Participant will lose all rights to any amounts forfeited hereunder, and such amounts will be used to reduce contributions made by the Company.

       A Participant's "Vesting Service" is equal to his/her total years of service with the Company measured from date of hire, and including any period of absence of less than 12 months (other an as a result of a Termination of Employment), subject to the prior service credit granted in Item III(A).

   F.    Withdrawals During Employment.

       A Participant will be allowed to make withdrawals from his/her Countrymark Account as of the Valuation Date next following the date he/she requests such withdrawal as follows:

       - After-Tax Subaccount. A Participant may withdraw amounts from his/her After-Tax Subaccount at any time. The amount withdrawn may not exceed the total amount of After-Tax Contributions made by the Participant minus amounts previously withdrawn (or the full value of the After-Tax Subaccount, if less).

       - Before-Tax Subaccount. A Participant may withdraw amounts from his/her Before-Tax Subaccount in the event of a hardship prior to age 59-1/2 in accordance with Sec. 9.3(a) and for any reason after age 59-1/2 in accordance with Sec. 9.3(b).


       - Matching Subaccount. A Participant may withdraw amounts from his/her Matching Subaccount for any reason after age 59-1/2 in accordance with Sec. 9.3(b); provided that, amounts may not be withdrawn unless and until the Participant is 100% vested in such Subaccount. Withdrawals from a Matching Subaccount will not be allowed prior to age 59-1/2.

       A withdrawal may be allowed no more than once in any calendar quarter. Withdrawal requests must be made in accordance with rules and procedures adopted for this purpose by the Company. All withdrawals will be in cash.

   G.    Distributions After Termination of Employment.

       A Participant will be entitled to a distribution of the vested balance of his/her Countrymark Account as of the Valuation Date next following his/her Termination of Employment (or as of the Valuation Date next following the date he/she requests such distribution) in accordance with Article X.

       Distribution requests must be made in accordance with
       rules and procedures adopted for this purpose by the
       Company.  All distributions will be in cash.
     45
   PAGE 46
                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

               Appendix F - Countrymark Locations


                           I. History.

   The Company acquired certain employees on February 1, 1997, in connection with a joint venture arrangement with Countrymark Cooperative, Inc.

                          II.Appendix.

   This Appendix applies to the following hourly-wage employees at the Fostoria Grain Terminal in Fostoria, Ohio, who are covered by the employee bargaining agreement in effect at that location effective March 1, 1995.

   The terms and conditions of participation of such employees will be as set forth in this Appendix, and such employees will not be eligible to participate under the general terms and conditions of the Plan.

    III.   Special Rules for Service Credit and Eligibility.

   A.    Prior Service Credit.

       An employee covered by this Appendix will receive credit under this Plan for his/her service prior to February 1, 1997, as follows:

Eligibility. The employee will receive credit from his/her last date of hire with Countrymark Cooperative, Inc. for purposes of determining his/her eligibility to participate in this Plan. Vesting. The employee will receive credit from his/her last date of hire with Countrymark Cooperative, Inc. for purposes of determining whether he/she is vested under this Plan. In the case of an employee who is a former participant in the Countrymark Bargaining Unit Employees Savings Plan, such prior service credit will not be less than his/her "Service" under such plan as of February 1, 1997.

   B.    Eligibility.

       An employee covered by this Appendix will be eligible to participate in accordance with Article IV; except that, such an employee may not become a participant in this Plan prior to February 1, 1997. Continued eligibility under this Plan (and continued eligibility under this Appendix) is subject to negotiation with the collective bargaining unit; thus, an employee covered by this Appendix will cease to participate upon expiration of the above-described employee bargaining agreement.
     46

     PAGE 47
                    IV.  Other Special Rules.

   A.    Participant Contributions.

       A Participant covered by this Appendix may elect Before-Tax Contributions by means of payroll deduction from 1% to 10% of Certified Earnings, and/or may elect After-Tax Contributions by means of payroll deduction from 1% to 10% of Certified Earnings.

       Before-Tax Contributions are subject to the limits set forth in Article V. All contributions must be made in accordance with rules and procedures adopted for this purpose by the Company.

   B.    Company Contributions.

       1.     Matching Contributions.

           A Participant covered by this Appendix will receive Matching Contributions of $1.00 for each $1.00 contributed as a Before-Tax Contribution or After-Tax Contribution up to 3% of Certified Earnings (thus the maximum Matching Contribution is 3% of Certified Earnings).

       2.     Non-Matching Contributions.

           A Participant covered by this Appendix will receive Non-Matching Contributions each Plan Year of 7% of Certified Earnings for the Plan Year provided that he/she is employed with the Company or an Affiliate of the Company as of the last day of the Plan Year.

           Only Certified Earnings received while the Participant is a Participant under the terms set forth in this Appendix will count for purposes of determining his/her Non-Matching Contributions for a Plan Year.

   C.    Countrymark Accounts.

       Contributions made pursuant to the terms of this Appendix will be credited to a "Countrymark Account" established under the Plan, consisting of a Before-Tax Subaccount, After-Tax Subaccount, Matching Subaccount and Non-
       Matching Subaccount.

   D.    Investment of Contributions.

       A Participant will be allowed to direct the investment of his/her Countrymark Account in Investment Funds selected or established by the Company for this purpose in accordance with Sec. 16.3 (applicable to Predecessor Plan Accounts). Investment directions will be made in accordance with rules and procedures adopted for this purpose by the Company.
     47



     PAGE 48
       A Participant will be allowed to borrow from his/her
       Countrymark Account in accordance the Notice of Loan
       Terms and Procedures - Countrymark Accounts.

   E.   Vesting.

       A Participant covered by this Appendix will at all times be 100% vested in his/her Before-Tax Subaccount and After-Tax Subaccount, and will become 100% vested in his/her Matching Subaccount and Non-Matching Subaccount upon the occurrence of the first to occur of the following:

       -     Completion of 5 Years of Vesting Service.

       -     Attainment of age 65 while employed with the
            Company or an          Affiliate of the Company.

       - Becoming permanently disabled while employed with the Company or an Affiliate of the Company (for this purpose an individual will be considered to be "permanently disabled" only if a determination is made by the Social Security Administration within 12 months after his/her last day of work that he/she is disabled and that the disability started on or before the last day of work).

       Death while employed with the Company or an Affiliate of the Company.

       Prior to the occurrence of any of the above, the vested percentage of the Participant in his/her Matching
       Subaccount and Non-Matching Subaccount will be determined under the following schedule:

                   Completed Years        Vested
                  of Vesting Service    Percentage

                          0                 0%
                          1                20%
                          2                40%
                          3                60%
                          4                80%
                      5 or more            100%

       The portion of a Matching or Non-Matching Subaccount that is not vested will be transferred to a "Forfeiture Subaccount" as of the Valuation Date next following the Participant's Termination of Employment. If the Participant is reemployed before the last day of the Plan Year, the Forfeiture Subaccount will be reinstated as a Matching or Non-Matching Subaccount, as appropriate. If the Participant is not reemployed before the last day of the Plan Year, the Forfeiture Subaccount will be recognized as a forfeiture as of the first to occur of the following:
       48

       PAGE 49
       - The last day of the Plan Year in which the Participant incurs his/her fifth consecutive 1-
               Year Break in Service.

       - The last day of the Plan Year in which the vested portion of the Participant's Countrymark
               Account is distributed to the Participant.

       If a Matching or Non-Matching Subaccount is forfeited and the Participant is subsequently reemployed before incurring five consecutive 1-Year Breaks in Service, a Matching or Non-Matching Subaccount will be reinstated for the Participant as of the last day of the Plan Year in which he/she completes one year of Vesting Service with an initial balance equal to the amount forfeited (without earnings or losses). At any time after such reinstatement, the vested amount in the Matching or Non-Matching Subaccount will be determined by (i) adding back any amount previously distributed from the Subaccount,
       (ii) applying the applicable vested percentage to the result, and (iii) subtracting out the amount previously distributed from the Subaccount.

       A Participant will lose all rights to any amounts forfeited hereunder, and such amounts will be used to reduce contributions made by the Company.

       A Participant's "Vesting Service" is equal to his/her total years of service with the Company measured from date of hire, and including any period of absence of less than 12 months (other an as a result of a Termination of Employment), subject to the prior service credit granted in Item III(A).

   F.   Withdrawals During Employment.

       A Participant will be allowed to make withdrawals from his/her Countrymark Account as of the Valuation Date next following the date he/she requests such withdrawal as follows:

       - After-Tax Subaccount. A Participant may withdraw amounts from his/her After-Tax Subaccount at any time. The amount withdrawn may not exceed the total amount of After-Tax Contributions made by the Participant minus amounts previously withdrawn (or the full value of the After-Tax Subaccount, if less).

       - Before-Tax Subaccount. A Participant may withdraw amounts from his/her Before-Tax
               Subaccount in the event of a hardship prior to age
               59-1/2 in accordance with Sec. 9.3(a) and for any reason after age 59-1/2 in accordance with Sec.
               9.3(b).

       - Matching/Non-Matching Subaccounts. A Participant may withdraw amounts from his/her Matching and/or Non-Matching Subaccounts for any reason after age 59-1/2 in accordance with Sec. 9.3(b); provided that, amounts may not be withdrawn unless and until the Participant is 100% vested in such Subaccounts. Withdrawals from a Matching and/or Non-Matching Subaccount will not be allowed prior to age 59-1/2.

       A withdrawal may be allowed no more than once in any calendar quarter. Withdrawal requests must be made in accordance with rules and procedures adopted for this purpose by the Company. All withdrawals will be in cash.

   G.    Distributions After Termination of Employment.

       A Participant will be entitled to a distribution of the vested balance of his/her Countrymark Account as of the Valuation Date next following his/her Termination of Employment (or as of the Valuation Date next following the date he/she requests such distribution) in accordance with Article X.

       Distribution requests must be made in accordance with
       rules and procedures adopted for this purpose by the
       Company.  All distributions will be in cash.
    49
   PAGE 50
                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES

                           Appendix G

The following provisions apply to Participants who are employed at Participating Locations covered under this Appendix G (as specified on the List of Participating Locations for Appendix G):

                                I

A Participant may elect to have his/her current earnings reduced by any whole percent, but not exceeding 6% of Certified Earnings, in order to receive Before Tax Contributions in accordance with Sec. 5.1.

                               II

The Matching Contributions made for each month in accordance with Sec. 5.2(a) will be determined in accordance with the following schedule:

        For Before Tax ContributionsThe Matching Contribution
     Will
         Representing the Followingbe the Following Percent of
      Percentages of the Participant'sthe Participant's Before
     Tax
             Certified Earnings         Contributions

                The first 2%                 100%
                  Above 6%                   None


50
   PAGE 51
10-31-97














                 ADM SAVINGS AND INVESTMENT PLAN
                      FOR HOURLY EMPLOYEES


       [As Amended and Restated Effective January 1, 1994]



             [WORKING COPY THROUGH THIRD AMENDMENT]


51
     PAGE 52

                        TABLE OF CONTENTS

ARTICLE I  GENERAL                                               1
SEC. 1.1   NAME AND FORM OF PLAN                                 1
SEC. 1.2   PURPOSE                                               1
SEC. 1.3   EFFECTIVE DATE                                        1
SEC. 1.4   COMPANY                                               1
SEC. 1.5   PARTICIPATING EMPLOYERS                               1
SEC. 1.6   CONSTRUCTION AND APPLICABLE LAW                       1
SEC. 1.7   BENEFITS DETERMINED UNDER PROVISIONS IN EFFECT AT
TERMINATION OF EMPLOYMENT                                        1
ARTICLE II MISCELLANEOUS DEFINITIONS
SEC. 2.1   ACCOUNT                                               2
SEC. 2.2   ACTIVE PARTICIPANT                                    2
SEC. 2.3   ADM STOCK                                             2
SEC. 2.4   AFFILIATE                                             2
SEC. 2.5      BEFORE TAX CONTRIBUTIONS                           2
SEC. 2.6   BENEFICIARY                                           2
SEC. 2.7   BOARD                                                 2
SEC. 2.8   CERTIFIED EARNINGS                                    2
SEC. 2.9   CODE                                                  3
SEC. 2.10  COMMON CONTROL                                        3
SEC. 2.11  ERISA                                                 3
SEC. 2.12  [INTENTIONALLY OMITTED]                               3
SEC. 2.13  FUND                                                  3
SEC. 2.14  FUNDING AGENCY                                        3
SEC. 2.15  HIGHLY COMPENSATED EMPLOYEE                           3
SEC. 2.16  LEASED EMPLOYEE                                       3
SEC. 2.17  MATCHING CONTRIBUTION                                 3
SEC. 2.18  NAMED FIDUCIARY                                       3
SEC. 2.19  NON-HIGHLY COMPENSATED EMPLOYEE                       4
SEC. 2.20  NORMAL RETIREMENT AGE                                 4
SEC. 2.21  PARTICIPANT                                           4
SEC. 2.22  PARTICIPATING LOCATION                                4
SEC. 2.23  PLAN YEAR                                             4
SEC. 2.24  PREDECESSOR EMPLOYER                                  4
SEC. 2.25  QUALIFIED EMPLOYEE                                    4
SEC. 2.26  SUCCESSOR EMPLOYER                                    5
SEC. 2.27  TOP-HEAVY PLAN                                        5
SEC. 2.28  TRUSTEE                                               5
SEC. 2.29  VALUATION DATE                                        5
           ARTICLE III  SERVICE PROVISIONS                       6
SEC. 3.1   EMPLOYMENT COMMENCEMENT DATE                          6
SEC. 3.2   TERMINATION OF EMPLOYMENT                             6
SEC. 3.3   HOURS OF SERVICE                                      6
SEC. 3.4   ELIGIBILITY COMPUTATION PERIOD                        7
SEC. 3.5   YEAR OF ELIGIBILITY SERVICE                           8
SEC. 3.6   1-YEAR BREAK IN SERVICE                               8
SEC. 3.7   PERIODS OF MILITARY SERVICE                           8
ARTICLE IV PLAN PARTICIPATION                                    9
SEC. 4.1   ENTRY DATE                                            9
SEC. 4.2   ELIGIBILITY FOR PARTICIPATION                         9
SEC. 4.3   DURATION OF PARTICIPATION                             9
SEC. 4.4   NO GUARANTEE OF EMPLOYMENT                            10
SEC. 4.5   PARTICIPATION OF U.S. CITIZENS EMPLOYED BY FOREIGN
SUBSIDIARIES                                                     10
ARTICLE V  CONTRIBUTIONS                                         11
SEC. 5.1   BEFORE TAX CONTRIBUTIONS                              11
SEC. 5.2   MATCHING CONTRIBUTIONS                                12
SEC. 5.3   FORM OF CONTRIBUTION                                  12
SEC. 5.4   ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE SECTION
401(K).    12
SEC. 5.5   DISTRIBUTION OF EXCESS DEFERRALS                      15
SEC. 5.6   ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE SECTION
401(M).    16
SEC. 5.7   MULTIPLE USE OF THE ALTERNATIVE LIMITATIONS           18
SEC. 5.8   TIME OF CONTRIBUTIONS                                 19
SEC. 5.9   LIMITATIONS ON CONTRIBUTIONS                          19
ARTICLE VI LIMITATION ON ALLOCATIONS                             20
SEC. 6.1   LIMITATION ON ALLOCATIONS                             20
ARTICLE VII INDIVIDUAL ACCOUNTS                                  23
SEC. 7.1   ACCOUNTS FOR PARTICIPANTS                             23
SEC. 7.2   INVESTMENT OF ACCOUNTS                                23
SEC. 7.3   ADJUSTMENT OF ACCOUNTS                                23
SEC. 7.4   CERTIFICATES                                          24
SEC. 7.5   VOTING AND OTHER RIGHTS REGARDING ADM STOCK           24
SEC. 7.6   TENDER OR EXCHANGE OFFERS REGARDING ADM STOCK         25
SEC. 7.7   ROLLOVER ACCOUNTS                                     25
SEC. 7.8   TRANSFERS TO/FROM SALARIED PLAN                       26
ARTICLE VIII DESIGNATION OF BENEFICIARY                          27
SEC. 8.1   PERSONS ELIGIBLE TO DESIGNATE                         27
SEC. 8.2   SPECIAL REQUIREMENTS FOR MARRIED PARTICIPANTS         27
SEC. 8.3   FORM AND METHOD OF DESIGNATION                        27
SEC. 8.4   NO EFFECTIVE DESIGNATION                              27
SEC. 8.5   SUCCESSOR BENEFICIARY                                 28
SEC. 8.6   INSURANCE CONTRACT                                    28
ARTICLE IX BENEFIT REQUIREMENTS                                  29
SEC. 9.1   BENEFIT ON TERMINATION OF EMPLOYMENT                  29
SEC. 9.2   DEATH                                                 29
SEC. 9.3   WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT          29
ARTICLE X  DISTRIBUTION OF BENEFITS                              32
SEC. 10.1  TIME AND METHOD OF PAYMENT                            32
SEC. 10.2  FORM OF DISTRIBUTION                                  34
SEC. 10.3  ACCOUNTING FOLLOWING TERMINATION OF EMPLOYMENT        35
SEC. 10.4  REEMPLOYMENT                                          35
SEC. 10.5  SOURCE OF BENEFITS                                    35
SEC. 10.6  INCOMPETENT PAYEE                                     35
SEC. 10.7  BENEFITS MAY NOT BE ASSIGNED OR ALIENATED             35
SEC. 10.8  PAYMENT OF TAXES                                      36
SEC. 10.9  CONDITIONS PRECEDENT                                  36
SEC. 10.10 COMPANY DIRECTIONS TO TRUSTEE                         36
SEC. 10.11 SPECIAL DISTRIBUTION EVENTS                           36
SEC. 10.12 DELAY OF DISTRIBUTION IN EVENT OF STOCK DIVIDEND OR
            SPLIT                                                36
SEC. 10.13 PARTICIPANT LOAN PROGRAM                              37
ARTICLE XI FUND                                                  38
SEC. 11.1  COMPOSITION                                           38
SEC. 11.2  FUNDING AGENCY                                        38
SEC. 11.3  COMPENSATION AND EXPENSES OF TRUSTEE                  38
SEC. 11.4  FUNDING POLICY                                        38
SEC. 11.5  SHARE REGISTRATION                                    38
SEC. 11.6  NO DIVERSION                                          38
SEC. 11.7  CONVERSION OF ADM STOCK TO CASH                       39
ARTICLE XIIADMINISTRATION OF PLAN40
SEC. 12.1  ADMINISTRATION BY COMPANY                             40
SEC. 12.2  CERTAIN FIDUCIARY PROVISIONS                          40
SEC. 12.3  DISCRIMINATION PROHIBITED                             41
SEC. 12.4  EVIDENCE                                              41
SEC. 12.5  CORRECTION OF ERRORS                                  41
SEC. 12.6  RECORDS                                               41
SEC. 12.7  GENERAL FIDUCIARY STANDARD                            41
SEC. 12.8  PROHIBITED TRANSACTIONS                               41
SEC. 12.9  CLAIMS PROCEDURE                                      41
SEC. 12.10 BONDING                                               42
SEC. 12.11 WAIVER OF NOTICE                                      42
SEC. 12.12 AGENT FOR LEGAL PROCESS                               42
SEC. 12.13 INDEMNIFICATION                                       42
SEC. 12.14 EXERCISE OF AUTHORITY                                 42
ARTICLE XIII AMENDMENT,TERMINATION, MERGER                       43
SEC. 13.1  AMENDMENT                                             43
SEC. 13.2  PERMANENT DISCONTINUANCE OF CONTRIBUTIONS             43
SEC. 13.3  TERMINATION                                           43
SEC. 13.4  PARTIAL TERMINATION                                   43
SEC. 13.5  MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS     43
SEC. 13.6  DEFERRAL OF DISTRIBUTIONS                             43
SEC. 13.7  REORGANIZATIONS OF PARTICIPATING EMPLOYERS            44
SEC. 13.8  DISCONTINUANCE OF JOINT PARTICIPATION OF A
PARTICIPATING EMPLOYER                                           44
SEC. 13.9  PARTICIPATING EMPLOYERS NOT UNDER COMMON CONTROL      45
ARTICLE XIV  TOP-HEAVY PLAN PROVISIONS                           46
SEC. 14.1  KEY EMPLOYEE DEFINED                                  46
SEC. 14.2  DETERMINATION OF TOP-HEAVY STATUS                     46
SEC. 14.3  MINIMUM CONTRIBUTION REQUIREMENT                      48
SEC. 14.4  PARTICIPATION UNDER DEFINED BENEFIT PLAN AND DEFINED
CONTRIBUTION PLAN                                                48
SEC. 14.5  DEFINITION OF EMPLOYER                                49
SEC. 14.6  EXCEPTION FOR COLLECTIVE BARGAINING UNIT              49
ARTICLE XV MISCELLANEOUS PROVISIONS                              50
SEC. 15.1  INSURANCE COMPANY NOT RESPONSIBLE FOR
            VALIDITY OF PLAN                                     50
SEC. 15.2  HEADINGS                                              50
SEC. 15.3  CAPITALIZED DEFINITIONS                               50
SEC. 15.4  GENDER                                                50
SEC. 15.5  USE OF COMPOUNDS OF WORD "HERE".                      50
SEC. 15.6  CONSTRUED AS A WHOLE                                  50
ARTICLE XVI AMOUNTS TRANSFERRED FROM OTHER PLANS                 51
SEC. 16.1  TRANSFERS FROM OTHER PLANS                            51
SEC. 16.2  PREDECESSOR PLAN ACCOUNTS                             51
SEC. 16.3  INVESTMENT FUNDS                                      51
SEC. 16.4  VALUATION OF INVESTMENT FUNDS                         51
SEC. 16.5  VALUATION OF ACCOUNTS                                 51
SEC. 16.6  OPTIONAL FORMS OF DISTRIBUTIONS                       52
SEC. 16.7  SPECIAL REQUIREMENTS FOR MARRIED PARTICIPANT ELECTING
LIFE ANNUITY BENEFIT                                             52

APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E
APPENDIX F
APPENDIX G

52